                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                            SCHEDULE 14A INFORMATION

                                   ----------

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                             ---------------------

                            DEFINITIVE SCHEDULE 14A
                             (ON FORM TYPE DEF 14A)

                             ---------------------
Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement


/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


/X/ Definitive Proxy Statement


/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         COMPREHENSIVE CARE CORPORATION
                (Name of Registrant as Specified in its Charter)

                         COMPREHENSIVE CARE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

/ /$500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(i)(3).

/X/Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:
                 7 1/2% Convertible Subordinated Debentures Due April 15, 2010

2.       Aggregate number of securities to which transaction applies:
                 $9,538,000 in principal amount of Debentures

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purpose of calculating the filing fee, pursuant to Rules 0-11(a)(4) and 0-11(b)(2), equal to one-fiftieth (1/50th) of one percent of the market value of the maximum amount of Debentures to be acquired by the Issuer (the "Transaction Value"). The average of the bid and asked prices of the Debentures as of a trading date within the five trading days prior to the date of this filing by the Issuer was not known or reasonably available. The Issuer has an accumulated capital deficit, thereby calculating this filing fee based on one-third of the $9,538,000 outstanding principal amount of Debentures as provided in Rule 0-11(a)(4).

4.       Proposed maximum aggregate value of transaction:
                 $3,179,333 in principal amount of Debentures

/X/Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:
          $635.87

2.  Form, Schedule or Registration Statement No.:
    SC13E4: FILE NO. 005-19482

3.  Filing Party:
    COMPREHENSIVE CARE CORPORATION

4.  Date Filed:
    SEPTEMBER 14, 1995

                                [COMPCARE LOGO]
                               November 14, 1996

Dear Holders of Comprehensive Care Corporation's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010:

   On behalf of the Board of Directors and Management of your Company, I respectfully request that each of you, as holders of the Company's 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (the "Securities" or "Debentures"), currently due and payable in full on account of acceleration, consent in writing ("Consent") to the actions described in the accompanying Debenture Consent Solicitation Statement. The principal purpose of the Consents is to facilitate the exchange or reinstatement of the Company's outstanding Debentures, which have been in default since the Company failed to make interest payments commencing October 17, 1994, under the proposals RECOMMENDED BY MANAGEMENT to (1) rescind the existing acceleration of payments due under the Debentures; (2) waive any Events of Default and other defaults under the Indenture or the Debentures (other than nonpayment of any principal or interest due) that exist at the time of the Company's payment of default interest, and the interest payable on it (the "Default Interest Payment") on Debentures outstanding immediately after the proposed exchange is consummated resulting in the rescission of acceleration, if this occurs within the Consent Solicitation Period; (3) instruct the Trustee not to pursue, during the Consent Solicitation Period, any remedies otherwise available on account of defaults or existing Events of Default except upon future directions given by a majority in outstanding principal amount during the Consent Solicitation Period; and (4) consent to the waiver of a notice provision in the Indenture under which the Debentures were issued relating to the cancellation of sinking fund payment obligations. The enclosed Debenture Consent Solicitation Statement explains in more detail the reasons for, and the effects of, your Consent to the proposals recommended by the Board of Directors and Management. Please read the Statement carefully. Your Consent to the proposals is critical to your Company. A Consent Card is enclosed for the purpose of giving Consent.

   THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PROPOSED ACTIONS AND REQUESTS THAT THE DEBENTUREHOLDERS CONSENT TO EACH OF PROPOSALS (1), (2), (3) AND (4).

   YOUR CONSENT IS IMPORTANT. Consents of the holders of at least a majority in principal amount of the outstanding Debentures are necessary to approve and adopt each of Proposals (1) and (3). Consent of at least 66 2/3% in principal amount of the outstanding Debentures is necessary to approve and adopt each of Proposals (2) and (4).

   The Board of Directors is hopeful that a rescission of acceleration of the Securities will help position the Company for a more successful long-term future. Please SIGN, DATE and MAIL the enclosed Consent Card as soon as possible in the enclosed prepaid envelope. Your consent may be withdrawn as to each of the Proposals at any time prior to the close of business on December 16, 1996 or thereafter until the Company's receipt of Consents sufficient to approve the Proposals or any earlier termination of the Consent Solicitation Period. Your prompt cooperation will be greatly appreciated.

                                      Sincerely,

                                      /s/ CHRISS W. STREET

                                      Chriss W. Street
                                      Chairman of the Board,
                                      President and Chief Executive Officer

                           YOUR CONSENT IS IMPORTANT

TO ENSURE EVERY CONSENT BEING COUNTED, ANY REGISTERED HOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND TO MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE TO FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, 180 E. FIFTH STREET, SUITE 200, ST. PAUL, MINNESOTA 55101.

ANY BENEFICIAL HOLDERS (OF DEBENTURES REGISTERED IN A BROKER'S OR OTHER NOMINEE'S NAME) SHOULD PROVIDE A COMPLETE, SIGNED AND DATED CONSENT CARD DIRECTLY TO THE BROKER OR OTHER NOMINEE WHO ACTS AS THE REGISTERED HOLDER, AND THE REGISTERED NOMINEE HOLDER SHOULD IN TURN COMPLETE, SIGN AND DATE A CONSENT CARD AND SEND IT TO THE TRUSTEE AT THE ADDRESS ABOVE.

                         COMPREHENSIVE CARE CORPORATION
                    NOTICE OF DEBENTURE CONSENT SOLICITATION



TO THE DEBENTUREHOLDERS:

         The Board of Directors of Comprehensive Care Corporation (the "Company") hereby requests your consent in writing for the following purposes as described in the accompanying Debenture Consent Solicitation Statement:

         1. Proposal No. 1, to consent to rescind the acceleration, and to notify First Trust of California, National Association, as successor to Bank of America National Trust and Savings Association (the "Trustee"), of a rescission of the acceleration, of all principal and interest due under the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures"), and all of the effects thereof.

         2. Proposal No. 2, to consent to waive, and to notify the Trustee of a waiver of, any Events of Default and other defaults under the Indenture or the Debentures (other than nonpayment of any principal or interest due) that exist at the time, if any, when the Company's consummation of the Exchange and the rescission of the Acceleration results in termination of the Consent Solicitation Period.

         3. Proposal No. 3, to consent to instruct the Trustee not to pursue, during the Consent Solicitation Period, any remedy for the existing Events of Default, whether available at law or in equity upon anything less than future directions given by a majority in outstanding principal amount of Debentures during the Consent Solicitation Period.

         4. Proposal No. 4, to consent to the waiver of an Event of Default that arises under a notice provision in the Indenture dated April 25, 1985 (the "Indenture") between the Company and the Trustee relating to the Company's cancellation of a sinking fund payment obligation and to waive any claim to receive the sinking fund installment payment that purportedly was due April 15, 1996.

         MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND YOUR CONSENT AND APPROVAL IN ORDER TO FACILITATE THE DEFAULT INTEREST PAYMENT DESCRIBED IN THE ATTACHED DEBENTURE CONSENT SOLICITATION STATEMENT.

         Each registered Debentureholder is urged to SIGN, DATE and MAIL the enclosed Consent Card as promptly as possible. Only Debentureholders, as registered on the Registrar's List of Debentureholders, are entitled to Consent. The broker or other nominee holding Debentures in "street name" for a beneficial holder will seek instruction from the beneficial holder and will Consent on behalf of a beneficial holder, if appropriately instructed.


                          By Order of the Board of Directors,

                          /s/ KERRI RUPPERT

                          Kerri Ruppert
                          Senior Vice President, Secretary/
                          Treasurer and Chief Financial Officer

November 14, 1996
Corona del Mar, California

                               TABLE OF CONTENTS


                                                                                                                            PAGE

GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         REQUIRED VOTE OR CONSENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         RECORD DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         CONSENTS AND TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         CONSENTS AND TENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         CONSENT SOLICITATION PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         REVOCABILITY OF CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         VOTING OR CONSENTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         INFORMATION AND SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         INTENTIONS OF THE COMPANY IF PROPOSALS NO. 2, NO. 3 AND NO. 4 NOT APPROVED . . . . . . . . . . . . . . . . . . . .   4
         BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         NO DISSENTERS' RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         CONSENTS EXPECTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SPECIAL RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         IMPORTANT FACTORS RELATED TO FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS . . . . . . . . . . . . . . . . . . .   5
         EFFECTS OF REINSTATING NON-DEFAULT STATUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 SUMMARY COMPARISON OF TERMS OF DEBENTURES WITH AND WITHOUT ACCELERATION  . . . . . . . . . . . . . . . . .   7
         POTENTIAL EFFECTS OF SENIOR DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         POTENTIAL EFFECTS OF FAILURE TO RESCIND ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN; EXPLANATORY PARAGRAPH IN AUDITORS' REPORT . . . . . . . . .   9
         PRIORITIES OF SECURITIES AND OTHER RELATED CONSIDERATIONS RELATING TO ANY FUTURE BANKRUPTCY OF THE COMPANY . . . .   9
                 DEBT CLAIMS VS. EQUITY INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 AVOIDABLE PREFERENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         POTENTIAL TO BE SUBJECTED TO AUTOMATIC BANKRUPTCY STAY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 PROHIBITIONS ON PAYMENT TO DEBENTUREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 FRAUDULENT CONVEYANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         DETERMINATION OF TERMS OF EXCHANGE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY . . . . . . . . . . . . . . .  14
         ADDITIONAL RISK FACTORS WITH RESPECT TO HOLDERS OF DEBENTURES NOT TENDERED IN THE EXCHANGE OFFER . . . . . . . . .  15
                 SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 REDEMPTION; MATURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 SPORADIC TRADING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 CONVERSION PRICE FAR ABOVE SHARE PRICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF FUTURE FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         DISPOSITION OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         INVOLUNTARY BANKRUPTCY PETITION; ACCELERATION OF INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17






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

THE PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         PROPOSAL NO. 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         PROPOSAL NO. 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         PROPOSAL NO. 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         PROPOSAL NO. 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

INTERESTS OF CERTAIN PERSONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

PRINCIPAL DEBENTUREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

PRO FORMA CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

POTENTIAL FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         EFFECTS ON THE DEBENTUREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         EFFECTS ON THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         LIMITATIONS AND QUALIFICATIONS OF THE DISCUSSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

THE PROPOSED EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 DEFAULT ON DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 AGREEMENT OF PARTICIPATING SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 DIFFERENCES BETWEEN THE EXCHANGE OFFER AND THE LETTER AGREEMENT'S CONTEMPLATED EXCHANGE  . . . . . . . . .  44
                 PRICE OF DEBENTURES AND COMMON STOCK PRIOR TO ANNOUNCEMENT . . . . . . . . . . . . . . . . . . . . . . . .  46
         EXCHANGE OFFER FUNDING REQUIREMENTS AND SOURCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SUMMARY COMPARISON OF TERMS OF DEBENTURES AND EXCHANGE CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . .  48
         NO FAIRNESS OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

DESCRIPTION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         CONVERSION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         OPTIONAL REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SINKING FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SUBORDINATION OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         MERGER, CONSOLIDATION, OR SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         AMENDMENT, SUPPLEMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         TRANSFER AND EXCHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                         COMPREHENSIVE CARE CORPORATION

                    DEBENTURE CONSENT SOLICITATION STATEMENT

GENERAL

         The Board of Directors hereby requests the holders of the $9,538,000 in principal amount outstanding of the 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (herein called either the "Securities" or the "Debentures"), currently due and payable in full on account of acceleration, issued by Comprehensive Care Corporation, a Delaware corporation (the "Company"), (1) to notify First Trust of California, National Association, successor to Bank of America National Trust and Savings Association (the "Trustee"), of rescission of the acceleration of the Securities; (2) to waive any Events of Default and other defaults under the Indenture or the Debentures (other than nonpayment of any principal or interest due) that exist at the time when the Company's payment of default interest, and the interest payable on it (the "Default Interest Payment"), results in rescission of the acceleration of the Debentures, if the same occurs within the Consent Solicitation Period; (3) to instruct the Trustee not to pursue remedies for any defaults or continuing Events of Default during the Consent Solicitation Period pending the acceleration being rescinded upon anything less than directions given by a majority in outstanding principal amount of Debentures; and (4) to consent to the waiver of a notice provision in the Indenture dated April 25, 1985 between the Company and the Trustee pursuant to which the Debentures were issued (the "Indenture") relating to the cancellation of sinking fund payment obligations and to waive the purported sinking fund payment obligation due April 15, 1996.

         REGISTERED HOLDERS ARE REQUESTED to please Consent on every Proposal by signing, dating and mailing the Consent Card, or a facsimile thereof, to the Trustee using the pre-addressed envelope provided for your convenience. The Trustee's address is First Trust of California, National Association, 180 E. Fifth Street, Suite 200, St. Paul, Minnesota 55101.

         BENEFICIAL HOLDERS WHOSE DEBENTURES ARE REGISTERED IN "STREET NAME" ARE REQUESTED to please sign, date and mail the Consent Card to the broker or other nominee holder of the Debentures, who should in turn sign, date and mail a Consent Card to the Trustee at the above address.


         These materials were first given or mailed to Securityholders on or about November 18, 1996.


         Requests for information or documents may be directed to the attention of Kerri Ruppert, Senior Vice President, Secretary/Treasurer and Chief Financial Officer of the Company, at the principal executive office of the Company located at 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625.

         SEE "SPECIAL RISK FACTORS" COMMENCING ON PAGE 6.

REQUIRED VOTE OR CONSENT

         Under the Indenture, approval of Proposals No. 1 and 3 each requires Consent of at least a majority of the outstanding principal amount of Debentures, and approval of Proposals No. 2 and 4 each requires Consent of the holders of at least 66 2/3% of the outstanding principal amount of the Debentures. Approval of each of Proposals No. 2, No. 3 and No. 4 is contingent upon approval of Proposal No. 1.

         As set forth below under "Consents Expected," the Company presently contemplates that the Consent requested herein will be granted by the Debentureholders as to Proposals No. 1, No. 2, No. 3 and No. 4. As set forth below under "The Proposed Exchange," the Company also requires that any Debentureholder tendering Debentures in the Exchange also Consent on each Proposal.

         The Company does not presently contemplate making the default interest payment that is due unless the Consent requested herein is granted by the Debentureholders as to Proposals No. 1, No. 2, No. 3 and No. 4, but the Company may elect under some circumstances to complete the Exchange without Consent on Proposals No. 2, No. 3 and No. 4. See "Intentions of the Company If Proposals No. 2, No. 3 and No. 4 Not Approved" below.

RECORD DATE

         Debentureholders of record (excluding the Company or an Affiliate, as defined in the Indenture) at the close of business on the date a Consent is executed are entitled to give Consents to the actions proposed, and to bind all successors and assigns of all or a portion of such Debentures unless and until Consent is properly revoked. See "Revocability of Consents" below. The Trustee, which is also the Debenture Registrar, would be available to respond to written inquiries as to whether Consent has been given that could bind the purchaser of a Debenture. For the Trustee's address, see "Information and Solicitation." Also see "Consents and Transfers" below.

         At November 14, 1996, an aggregate of $9,538,000 principal amount of the Debentures were outstanding, and none of such Debentures were held by the Company.

CONSENTS AND TRANSFERS

         Any Consent signed and dated by the registered Debentureholder will bind all beneficial owners and all transferees of either registered or beneficial owners. A transferee, being bound until a Consent is properly revoked by the registered Debentureholder, should consult the transferor concerning whether there were pre-transfer Consents. If Debentures are traded through a brokerage, the broker or its nominee can make such inquiries. In addition, the Trustee would be available to respond to written inquiries. For the Trustee's address, see "Information and Solicitation."

CONSENTS AND TENDERS

         All Debentureholders tendering in the Exchange must Consent on Proposals No. 1, No. 2, No. 3 and No. 4 and revoking the Consent after having tendered Debentures will be considered a concurrent withdrawal (for the purposes of the Exchange Offer) of the tendered Debentures. Debentures tendered by a Debentureholder failing to Consent or revoking such Consent will not be accepted for the Exchange. Although each Debentureholder that Consents will be offered an exchange of cash and Common Stock for its Debentures, a Debentureholder is not required to tender Debentures in order to Consent, and a Consent does not indicate an intention to tender. See "The Proposed Exchange."

CONSENT SOLICITATION PERIOD


         Consents will be effective as to each respective proposal if Consents from registered holders of a sufficient principal amount of the Debentures on such proposal have been received, and not revoked, at any time after the close of business on December 16, 1996, or any date thereafter which is within the 60-day period immediately following the first-dated Consent received. The Consent Solicitation Period, if not earlier terminated, shall end on or prior to such 60th day, if it is a business day, or on the last business day prior to such day. For example, if the earliest-dated Consent is dated November 18, 1996, the Consent Solicitation Period would end on or before January 17, 1997.

REVOCABILITY OF CONSENTS


         The Company will not use Consents received from the Debentureholders unless the Consent Solicitation Period has remained open for a minimum period of 20 business days ending December 16, 1996 (approximately 30 calendar days) (the "Consent Solicitation Period") after the date of commencing this solicitation. Thereafter, the Consent Solicitation Period as to all Proposals shall end at 2:00 o'clock p.m., St. Paul, Minnesota time, on the earlier of (a) the 60th calendar day after the first-dated Consent or (b) the first date on which the Consents are sufficient independently to effect the respective Proposal. The Company in its discretion may not require Consent on Proposals No. 2, No. 3 or No. 4. See "Intentions of the Company if Proposals No. 2, No. 3 and No. 4 Not Approved" below. A Consent becomes effective as to each Proposal independently in accordance with its terms, and the Consent on such Proposal thereafter binds all Debentureholders of the Company.


         Any Consent given is revocable, at any time before it becomes effective as to a Proposal, by the registered Debentureholder giving it (or by any registered successor Debentureholder) as to all or any portion of the same Debenture. If prior to the date the Consent becomes effective as to a Proposal, the Trustee receives a written notice of revocation of a Consent, or a duly executed Consent bearing a later date, from a registered Debentureholder, any earlier-dated Consent will be revoked as to such Proposal.

VOTING OR CONSENTING

         "Approving" on a Proposal is counted as a Consent on the Proposal. "Disapproving" or "abstaining" on a Proposal, and brokers indicating a "non-vote" in the customary manner, all have the same effect, and none is counted as a Consent on such Proposal. If a preference is not indicated as to Proposal No. 1, No. 2, No. 3 or No. 4 on a signed and dated Consent delivered by a Debentureholder, the Consent will be counted as an APPROVE on each such Proposal.

         Only registered holders may give a Consent. The Consent Card provided may be executed by the registered holder or pursuant to authority given by the record holder. Beneficial holders must instruct the broker or other nominee holder to Consent.

INFORMATION AND SOLICITATION

         The Company is required to undertake to reimburse, and does reimburse, brokerage firms and other persons representing beneficial owners of securities for their expenses in forwarding solicitation materials to such beneficial owners.


         The Trustee will mail, or cause to be mailed, at the Company's cost and expense, copies of this Debenture Consent Solicitation Statement (and any other documents contemplated hereby). The Trustee, acting as Registrar, will also collect and tabulate the Consents. The Trustee also will provide required and optional notices to registered Debentureholders in addition to its continuing to provide customary services as Trustee. The Trustee will not advise Debentureholders concerning the request for Consent. Appropriate written questions or comments may be addressed to First Trust of California National Association, 180 E. Fifth Street, Suite 200, St. Paul, Minnesota 55101;
Attention: Joseph D. Roach.



         The Company also will mail, or cause to be mailed, at its costs and expense, copies of such documents as are incorporated herein. Oral or written requests may be made by telephone to Kerri Ruppert, Senior Vice President, Secretary/Treasurer and Chief Financial Officer, at (800) 678-2273 or in writing and addressed to Kerri Ruppert, at Comprehensive Care Corporation, 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625 or by facsimile to (714) 719-9797.

         The above-described fees, costs and expenses, in addition to costs of administrative matters related to distribution of this statement and related documents, will be borne by the Company.

         Consents may be solicited personally or by telephone, telegram or fax by certain of the Company's directors, officers and regular employees, without additional compensation.

INTENTIONS OF THE COMPANY IF PROPOSALS NO. 2, NO. 3 AND NO. 4 NOT APPROVED

         The Company is not aware of any requirement under the Debentures or the Indenture, or under any applicable law, or any existing circumstances that would require that Debentureholders approve Proposals No. 2 and No. 3 in order for rescission of the acceleration of the Debentures to take effect, unless Proposal No. 2 is not approved and an Event of Default is declared prior to the consummation of the Exchange and the rescission of the Acceleration or unless Proposal No. 3 is not approved and the Trustee has pursued a remedy at law or in equity that interferes with the Company's ability to proceed to cure, or to obtain the waiver of, all continuing Events of Default as required for rescission of the Acceleration. The Company could pursue certain alternatives to Consent on Proposal No. 4 if not approved, including but not limited to seeking an injunction or other order that nullifies the purported Event of Default that arose from the purportedly ineffective notice given by the Company to the Trustee (given by the Company to the Trustee) in order to eliminate or reduce the sinking fund obligations of the Company). The Company does not concede that such Event of Default exists.

         If the Company is able to proceed without approval of Proposal No. 2 and No. 3 in the circumstances that then exist, the Company intends (at the earliest practicable date) to consummate the payments and other things necessary in order to consummate the Exchange and to rescind Acceleration provided that Proposals No. 1 and No. 4 shall have been approved.

         The Company also may, in lieu of Consent on Proposal No. 4, pay the April 15, 1996, sinking fund installment, without any concession that such sinking fund redemption Event of Default shall have existed.

BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

         The Board of Directors reserves the right, notwithstanding Debentureholders' approval and without further action by the Debentureholders, to elect not to proceed with any of the proposed actions in connection with one or more of the Proposals, if at any time prior to the Company's completion thereof the Board of Directors, in its sole discretion, determines that the proposed action is no longer in the best interests of the Company.

         Under each of the Proposals, the Board reserves the right to delay or defer any occurrence, action, event or record date, upon notice, for purposes of allowing the Consent Solicitation Period to remain open for up to 60 days from the earliest-dated Consent.

         The Exchange Offer cannot be completed without rescission of acceleration pursuant to the Consent. The Exchange Offer will remain open at least five (5) business days after sufficient Consents have been given. However, the Consent Solicitation Period is not terminated when sufficient Consents have been given or at least five (5) business days later, when the Exchange Offer expires. The Consent Solicitation Period will be open for up to 60 calendar days from and after the date of the earliest-dated Consent. The Consent Solicitation Period will not terminate before the close of business on such 60th calendar day unless and until the Exchange and the rescission of the Debenture Acceleration shall have each been consummated. These, in turn, cannot occur before all conditions to the Exchange and the rescission of the Acceleration, including funding, are satisfied. If the Consent Solicitation Period remains open, Consents may be given or revoked by the Debentureholders.

         All correspondence intended to Consent or revoke Consent should be addressed to the Trustee in writing, signed by the record holder or a duly authorized representative and dated. For the address of the Trustee, see "Information and Solicitation." In order to revoke Consent, see "Revocability of Consents" above.

NO DISSENTERS' RIGHTS

         Under Delaware law, Debentureholders are not entitled to dissenters' rights of appraisal with respect to the Proposals or the Exchange Offer.

CONSENTS EXPECTED

         The rescission of the acceleration of the Debentures, and its effects, requires Consent by a majority in principal amount of the Debentures. The Company anticipates Consent will be given by the Participating Securityholders, which are estimated to comprise approximately 25% of the outstanding principal amount of Debentures. The Company has also received informal, unsolicited indications that enough additional holders of Debentures intend to Consent in order to effect the rescission of acceleration upon the Company's payment of the interest due.

                              SPECIAL RISK FACTORS

         In addition to the other information set forth herein, the following factors should be considered carefully by the Debentureholders in deciding whether or not to grant the Consents requested by the Company:

IMPORTANT FACTORS RELATED TO FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS


         This Debenture Consent Solicitation Statement contains certain forward-looking statements that are based on current expectations and involve a number of risks and uncertainties. Factors that may materially affect revenues, expenses or operating results include, without limitation, the Company's success in (i) implementing its Debenture restructuring plans, (ii) resolving issues and timely filing documents with the Securities and Exchange Commission ("Commission") that may be requisite to the consummation of the Debenture exchange offer and solicitation of consent to rescind acceleration described herein, (iii) disposing of certain remaining facilities on acceptable terms, (iv) expanding the behavioral medicine managed care and contract management portions of the Company's business, (v) prevailing in retaining certain refunds from the Internal Revenue Service ("IRS") and certain judgments from adverse parties in legal proceedings, (vi) maintaining the listing of the Company's Common Stock on The New York Stock Exchange, Inc. ("NYSE"), and (vii) securing any necessary Stockholder and Debentureholder approval and consent to the Debenture transactions described herein.


         The forward-looking statements included herein are based on current assumptions that the Company will be able to proceed with the proposed Debenture exchange offer or otherwise reach a settlement with the Debenture holders, that competitive conditions within the healthcare industry will not change materially or adversely, that the Company will retain existing key management personnel, that the Company's forecasts will accurately anticipate market demand for its services, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments that are difficult to predict accurately and are subject to many factors that can materially affect results. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its budgets, which may in turn affect the Company's results. In light of the factors that can materially affect the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

EFFECTS OF REINSTATING NON-DEFAULT STATUS

         The amount of interest due under the Debentures currently is, on account of the Acceleration, equal to the full amount of the accrued interest, which would be $208.98 approximately per $1,000 of principal amount as of November 15, 1996. The amount of default interest due and payable, along with the interest accrued on such default interest, in order to rescind the acceleration (which is the amount of interest to be paid on Debentures that are not Exchanged) will be only approximately $202.73 on each $1,000 of face value as of November 15, 1996. The difference between the $208.98 and the $202.73 is approximately $6.25 that will be due on April 15, 1997 (along with the balance of the semi- annual interest payment of $37.50 per $1,000 of the outstanding principal amount for the period from October 15, 1996 to April 15, 1997.

         At present, unless there is a rescission of acceleration of the Debentures (the "Acceleration"), the Company is unable to cure the continuing Events of Default under the Debentures without paying all principal and interest which is due otherwise than on account of acceleration, which the Company estimates will aggregate approximately $11.5 million as of November 15, 1996 ($9.5 million principal and $2.0 million default interest and interest thereon), plus the Trustee's fees and other costs necessary to complete the Exchange, estimated at less than $0.1 million.

         The Company expects to be able to cure the Events of Default, which must be cured in order to rescind the Acceleration. After rescission of the Acceleration, and at least while no subsequent Events of Default occur, the Trustee will have only those certain rights specified in the Indenture, and shall not have the right to seek immediate payments of Debenture principal.
The Indenture does not limit the Company in the amount of Senior Debt which may be issued or in regard to dividends on stock or securities. The Trustee's and the Debentureholders' influence over the Company, however, at present, which is a time of continuing Events of Default, is at its greatest. The Trustee is empowered, for instance, to sue for a judgment for the total amount owing under the Debentures and the Indenture; and the right to seek any available remedy against the Company gives rise to various considerations that tend to influence the Company and its other financial and business dealings.

         The Company has many practical limitations on its ability to incur additional Senior Debt, and to make distributions, including its limited assets and excessive liabilities. The Indenture does not impose any limit expressly on Senior Debt or distributions. The practical implications of continuing Events of Default include that other creditors are deterred from extending credit. Further, with a continuing Event of Default, the Indenture prohibits the Company from distributing anything of value to holders of Common Stock, other than shares of capital stock. The Indenture does not restrict the Company after rescission of the Acceleration. The renewed non-default status would eliminate the present ability of Debentureholders to instruct the Trustee to claim the full amount due and to seek any remedy to recover payment.

         Management believes that the Company's financial strategy depends in material part upon rescission of the Acceleration. The effect of rescinding Acceleration is that the amount immediately due and payable of approximately $11.5 million will no longer be immediately due, the $9.5 million of principal amount will be due April 15, 2010 and payment of semi-annual interest installments will resume April 15, 1997, provided that the Debentureholders Consent and the Company shall have paid all of the interest that would have come due in any case even if the Acceleration had not occurred (i.e., $37.50 per $1,000 of principal on October 15, 1994, April 15, 1995, October 15, 1995, April 15, 1996, and October 15, 1996, plus interest on the overdue installments of default interest, aggregating $202.73 of interest payable per $1,000 of principal amount and $1,933,639 of interest payable on account of the entire $9,538,000 of outstanding principal amount as of November 15, 1996). After the rescission of Acceleration the Debentureholders will be entitled to payment on April 15, 2010 of 100% of the $1,000 of principal amount and to payment in full of semi-annual interest installments each April 15 and October 15, commencing April 15, 1997.

    SUMMARY COMPARISON OF TERMS OF DEBENTURES WITH AND WITHOUT ACCELERATION


                      ACCELERATED                                         ACCELERATION RESCINDED
                      -----------                                         ----------------------
PRINCIPAL . . . .     While the Debentures are accelerated, $1,000 of     If the acceleration is rescinded, the
                      principal and interest accrued on the principal     principal amount will be due in full April 15,
                      to the date of payment is payable, along with       2010, subject to earlier redemption in the
                      interest on unpaid interest to the extent lawful    Company's discretion.
                      is due and payable in cash.  See "Interest"
                      below.

INTEREST  . . . .     Interest accrues at the rate of 7 1/2% per annum    If the acceleration is to be rescinded, the
                      calculated on a 30-day month and 360 day year       interest required to be paid excludes the
                      basis. Interest has not been paid since the         portion of accrued interest due only on
                      payment that was made on April 15, 1994 on the      account of the acceleration, comprised of
                      Debentures. Five semi-annual interest               interest on the principal amount from and
                      installments are in arrears (October 15, 1994,      after October 15, 1996.  That amount of
                      April 15, 1995, October 15, 1995, April 15,         approximately $6.25 per $1,000 of principal
                      1996, and October 15, 1996).  Debentures earn       amount, estimated as of November 15, 1996,
                      interest on default interest at 7 1/2% per          will be included in the April 15, 1997 semi-
                      annum, to the extent permitted by law.              annual interest installment of $37.50 per
                      Approximately $208.98 of interest in the            $1,000 of principal amount, calculated at the
                      aggregate will have accrued on each $1,000 face     rate of 7 1/2% per year for the full six-month
                      value to November 15, 1996.                         period.

MATURITY  . . . .     While the Debentures are accelerated, all           If the acceleration is rescinded, the
                      principal and interest is due and payable           principal amount will mature on April 15,
                      immediately.  The Company elected to subtract       2010, subject to optional redemption at
                      from the Company's sinking fund obligations the     100.00% of face amount, and also subject to
                      $36,460,000 principal amount of Debentures          acceleration in the event of notice by the
                      converted by Debentureholders in March 1991 and     Trustee or at least 25% in principal amount of
                      previously cancelled, effectively removing the      Debentures following the existence and
                      sinking fund redemption obligation.  See "The       continuation of an Event of Default.
                      Proposals--Proposal No. 4."

CONVERSION  . . .     Each $1,000 in principal amount is convertible      Same.
                      into 4 whole Common shares (and the
                      Debentureholder will not be entitled to convert
                      a Debenture in a principal amount less than
                      $1,000) at the current conversion price of
                      $248.12 per share. The conversion price is
                      subject to adjustment to prevent dilution in
                      certain events. The conversion price adjustments
                      are made generally whenever shares are sold by
                      the Company at a price below the average closing
                      price on the NYSE during a specified period.
                      See "Additional Risk Factors--Conversion Price
                      Far Above Share Prices" below.  See "Notice of
                      Conversion Price Adjustment" attached as
                      Exhibit 99.18.


         Holders of debt and equity securities are encouraged to read the following Sections of this Debenture Consent Solicitation Statement and to seek the advice of their own counsel or advisors with respect to such matters.

RANKING . . . . .     Unsecured general obligations of the Company        Same.
                      subordinate to all existing and future Senior
                      Debt of the Company (as defined). Secured Senior
                      Debt totalled approximately $2.0 million at
                      August 31, 1996.  Payments received by
                      Debentureholders may be subject to claims of
                      Senior Debt holders or other creditors, and, if
                      competing creditors prevail in asserting their
                      claims, the payment may be forfeitable. See
                      "Priorities of Securities and Other
                      Considerations Relating to Any Future Bankruptcy
                      of the Company."If the acceleration is
                      rescinded, the ranking of the Debentures will
                      not be directly affected; however, the non-
                      default status of the Debentures may increase
                      the Company's debt-carrying ability and, hence,
                      the Company may incur greater amounts of Senior
                      Debt or other obligations.

REDEMPTION  . . .     Not applicable.                                     Redeemable at any time in whole or in part at
                                                                          the option of the Company at the principal
                                                                          amount, together with accrued interest.  No
                                                                          sinking fund redemption payments will be due.
                                                                          See "The Proposals--Proposal No. 4."

POTENTIAL EFFECTS OF SENIOR DEBT

         Payment of Exchange Consideration in the proposed Exchange Offer may be subject to restrictions contained in the Indenture. The Company is restricted from paying, directly or through paying agents, any amount in cash or property (other than capital stock of the Company) if any Senior Debt that has matured on or before the date on which the Company intends to make payment is not previously paid to the extent of the full amount of principal or interest due. As of August 31, 1996, the Company believes that it has approximately $2.0 million of Secured Senior Debt outstanding and an additional estimated $11.7 million in the aggregate of other liabilities (including debt and senior equity of the subsidiaries of the Company) with priority over the Debentures and approximately $13.6 million of obligations represented by the Debentures themselves or that are on a parity with the Debentures. The amount, including principal and interest, of the Company's Senior Debt that will become due on or prior to November 30, 1996 is estimated to be approximately $500,000. If any Senior Debt is in default and if the holder gives the Company proper notice or institutes any proceeding related to such default, and such Senior Debt provides for a right of acceleration on default, the holder of Senior Debt in default must consent in advance to the payment to Debentureholders of any cash or other property (other than capital stock of the Company) before such payment may be made to Debentureholders. As of the date of the Offering Circular describing the proposed Exchange Offer, no holder of Senior Debt had given such notice or instituted such proceedings to the Company's knowledge.
No assurance can be made that a default under the Company's Senior Debt has not or will not occur. The Company anticipates being able to make full and timely payment to each holder of Senior Debt as such Senior Debt matures as to principal or interest in the immediate future.

POTENTIAL EFFECTS OF FAILURE TO RESCIND ACCELERATION

         In the event of a failure to accomplish the proposed rescission of acceleration of the Debentures, the Company would continue to be immediately liable for the entire $9,538,000 principal amount plus accrued interest and default interest from April 15, 1994, estimated at approximately $2.0 million to November 15, 1996, plus certain other costs. In such event, the Company believes that it probably would not be able to pay the $9,538,000 of principal amount, plus accrued interest and costs, that would remain immediately due under the outstanding Debentures. Generally, unpaid creditors could file to commence a Chapter 7 liquidation. The Company believes that any protracted bankruptcy case would have material adverse effects on the Company. See "Brief Explanation of Chapter 11" below.

ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN; EXPLANATORY PARAGRAPH IN AUDITORS' REPORT

         The Company's independent auditors have included an explanatory paragraph in their report stating that the Company's history of losses, consolidated financial position and uncertainties resulting from the Company's existing default in the terms of its Debentures raise substantial doubt about its ability to continue as a going concern.

PRIORITIES OF SECURITIES AND OTHER RELATED CONSIDERATIONS RELATING TO ANY FUTURE BANKRUPTCY OF THE COMPANY

         Implementation of the rescission of acceleration will have significant consequences for the holders of the Company's debt and equity securities in the event of any future bankruptcy of the Company. Certain of these risks are summarized below.

         DEBT CLAIMS VS. EQUITY INTERESTS

         The relative rankings of the Company's debt claims and equity interests as of August 31, 1996, both before and after giving effect to the rescission of acceleration for all of the outstanding Debentures (without reflecting any other transactions) are summarized in the following table. The relative priority of claims of holders of Debentures may worsen as a result of the issuance of new debt or convertible securities, whether secured or unsecured, which may, in each case, rank senior to the Debentures or on a parity with them. In the event the Company incurs additional indebtedness that is senior to the Debentures or issues any preferred equity evidenced by a note, bond or similar instrument, or in the event that the Company permits or authorizes its subsidiaries to incur any indebtedness, liability, cause of action or claim, of any kind, to issue senior securities, or to become or agree to be liable for other obligation whatsoever, the position of the Debentures relative to the new indebtedness or equity will worsen. In the event the Company, independently of its subsidiaries, incurs obligations on a parity with the Debentures, Debentures will share on a prorated basis, in available proceeds, thus reducing the Debentureholders' share. Rescission of acceleration may again make it possible for the Company to pay dividends on shares of capital stock out of current earnings, if any, so long as no Event of Default exists and is continuing.

         The following table presents the relative rankings of the Company's debt claims and equity interests as of August 31, 1996, both before and after giving effect to the rescission of the Acceleration of the Debentures.

                   Priority                            Pre-Restructuring             Post-Restructuring
-------------------------------------------------------------------------------------------------------
                                                        Type and Amount               Type and Amount
                                                          Outstanding                   Outstanding
Secured Debt (a)
  Parent's Secured Creditors  . . . . . . .                  $ 2,042,000                   $2,042,000

Subsidiaries' Unsecured Liabilities (b) . .                  $ 8,646,000                   $8,646,000

Subsidiaries' Senior Equity (c) . . . . . .                  $ 1,040,000                   $1,040,000

Parent's Unsecured Debt (b)
  General Creditors . . . . . . . . . . . .                  $ 2,011,000                   $2,011,000

  Subordinated Debentures (including interest)               $11,570,000                   $9,806,000

  Parent Shares of Common Stock Outstanding (c)         2,864,684 Shares             2,864,684 Shares

____________________

(a) All "secured debt" ranks ahead of all "equity" and, to the extent of the value of the security interest securing any such "secured debt," all "unsecured debt," except to the extent subordination agreements among creditors specify otherwise. To the extent any amount of the "secured debt" is undersecured or becomes unsecured, any such amount will have the relative priority of other "unsecured debt." See "The Proposed Exchange--Exchange Offering Funding Requirements and Sources."

(b) All "unsecured debt" ranks ahead of all "equity." Debentures rank pari passu in right of payment with all "unsecured debt," which would include trade payables and other general creditors of the Company (except for debts which are, by their terms, subordinated to indebtedness owed under the Debentures). The term pari passu means that such securities rank at the same level of priority for distributions in liquidation and/or bankruptcy, absent other bankruptcy considerations.

(c) Preferred Stock has priority over Common Stock in right of payment of dividends and in any distribution upon the liquidation, dissolution or winding up of the Company. Preferred Stock may be issued with rights determined by the Board of Directors from time to time. See "The Proposed Exchange--Exchange Offer Funding Requirements and Sources."

         AVOIDABLE PREFERENCES

         If a case were to be commenced by or against the Company under the Bankruptcy Code following the consummation of the Exchange Offer, a bankruptcy trustee or the Company, as debtor in possession, could avoid as a preference any transfer of property made by the Company to or for the benefit of a creditor which was made on account of an antecedent debt if such transfer (i) was made within 90 days prior to the date of the commencement of the bankruptcy case or, if the creditor is found to have been an "insider" (as defined in the Bankruptcy Code), within one year prior to the date of commencement of the bankruptcy case; (ii) was made when the Company was insolvent; and (iii) permitted the creditor to receive more than it would have received in a liquidation under Chapter 7 of the Bankruptcy Code had the transfer not been made. Under the Bankruptcy Code, a debtor is presumed to be insolvent during the 90 days preceding the date of commencement of a bankruptcy case. To overcome this presumption, it would need to be shown that at the time the transfers were made, the sum of the Company's debts was less than the fair market value of all of its assets.

         Under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and if the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.

POTENTIAL TO BE SUBJECTED TO AUTOMATIC BANKRUPTCY STAY

         In the event that the Company does not retire the Debentures or rescind the acceleration, a majority of Debentureholders by principal amount can request the Trustee to seek any remedies for non-payment, including potentially the filing of a bankruptcy petition. The filing of a petition would not affect the relative priority of creditors. Senior creditors may also file such a petition, or institute other actions against the Company, in order to enforce the subordination provisions of the Indenture that prevent the Debentureholders from collecting on their debts in advance of payment to any senior creditor.

         Involuntary bankruptcy petitions do not result in an immediate Event of Default and acceleration under the Debentures. During the period beforehand, the Company would, absent a contrary bankruptcy court order, continue to manage its own assets, and may incur additional debtor obligations. A voluntary petition, or the order for relief under an involuntary petition as described above, does result in an Event of Default and an acceleration under the terms of the Indenture. A Chapter 11 petition is treated like a voluntary petition under the Indenture.

         The filing of a bankruptcy petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect pre-petition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until confirmation of a plan of reorganization.

         There is a substantial risk that a bankruptcy case will be protracted and costly and disruptive to the Company's business. There can be no assurance that a plan favorable to Debentureholders will be proposed and confirmed in the bankruptcy court. The Company believes that any protracted bankruptcy case would have a material adverse effect on the Company including:

                 (a) disruption of business activities by diverting the attention of the Company's senior management;

                 (b) potential for substantial diminution in the value of the Company's assets;

                 (c) potential adverse impact upon the ability of the Company to obtain the financing necessary for its future operations;

                 (d) substantial increase in the cost of liquidating or restructuring the Company, including the increase in the expenses of professionals normally associated with a bankruptcy case commenced without prior agreement with the Company's major creditors;

                 (e) uncertainty as to the ability of the Company to effectuate any such liquidation or restructuring and, if it is effectuated, the timing thereof;

                 (f) interference and delay regarding payments to creditors;

                 (g) potential for forced liquidation of some or all of the Company's assets, erosion in value of assets in the context of a liquidation and the "forced sale" atmosphere that would prevail, the adverse effects on the salability of a business that could result from the probable departure of key employees, and the costs attributable to the time value of money resulting from what is likely to be a protracted proceeding, the resulting loss to creditors and others; and

                 (h) increased uncertainty among the Company's employees, business partners and associates.

         In addition, the Company believes that, because of the importance of continuing stable relations with the health care industry, the Company is particularly susceptible to any adverse reactions such constituencies may have to the filing of a bankruptcy petition, particularly if the bankruptcy case is long in duration. As a result, and for other reasons, any commencement of a bankruptcy case could adversely affect the Company's business operations.

         To determine what holders in each impaired class of creditors would receive if the Company were liquidated or the least they can receive in a Chapter 11 reorganization, one must determine the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. Secured claims and the costs and expenses of the liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-petition unsecured claims and interests. The rule of absolute priority of distribution would apply. Under that rule, no junior creditor would receive any distribution until the allowed claims of all senior creditors are paid in full, and no holder of an Interest would receive any distribution until the allowed claims of all creditors are paid in full.

         The Company has not performed any analysis of its reorganization or liquidation values and has not obtained an independent valuation of the Company's assets or liabilities and there can be no assurance that the Company would receive in liquidation the value for its assets set forth in the Company's financial statements. The Company's financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets and liabilities that may result from the outcome of this uncertainty as to its ability to continue as a going concern.

         PROHIBITIONS ON PAYMENT TO DEBENTUREHOLDERS

         The payment of cash or property (other than capital stock of the Company) would be prohibited pursuant to the Indenture, and the Company does not intend to make such payment, if there exists at such time any law, rule or order which would be violated by such payment or a law that would under the circumstances existing at the time be violated by such payment. The Company cannot determine at this time whether the payment to Debentureholders pursuant to the proposed Exchange Offer described below will be permitted by law. Certain of the laws affecting the Company's ability to make such payments are described elsewhere herein.

         Moreover, under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and if the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.

         FRAUDULENT CONVEYANCES

         If a court in a lawsuit by or on behalf of an unpaid creditor or a representative of creditors, such as a bankruptcy trustee, or the Company, as debtor in possession, were to find that, at the time of consummation of the Exchange Offer (a) the Company received less than reasonably equivalent value in exchange for the consideration given by the Company for property surrendered by the tendering holders of Debentures, and (b) the Company (i) was insolvent or was rendered insolvent as a result of such transfers, (ii) had unreasonably small remaining assets or capital for its business, or (iii) intended to incur, or believed or reasonably should have believed it would incur, debts beyond its ability to pay such debts as they become due, such court could determine that all or a portion of such transfers were avoidable as a "constructive" fraudulent transfer and require the transferees to return to the Company or its bankruptcy trustee the consideration given. The Company believes that because of the reduction in the Company's outstanding indebtedness which will result from each of the other exchanges or transfers described above, a bankruptcy court should find that the Company received reasonably equivalent value for the consideration given by the Company. There can be no assurance, however, that a bankruptcy court would make such a determination.

DETERMINATION OF TERMS OF EXCHANGE OFFER

         The Company is seeking the Consent as part of a voluntary arrangement with Debentureholders. While the Trustee is empowered to pursue any remedy at law or in equity to obtain payment of the Debentures, the Trustee has forborne from seeking remedies. The Company believes that a voluntary resolution will best assure that Debentureholders receive value. The Trustee's acquiescence does not necessarily indicate any position by the Trustee with regard to the subject of whether to sign, date, and return a Consent Card. Nothing herein should be interpreted as a basis to infer that the Trustee or any Debentureholder is in any way whatsoever responsible for directing or examining the terms of the Consent and the Exchange Offer or in any way related to the past, present or future conduct of the Company's financial or business affairs.


         The Company has not performed any analysis of its liquidation or reorganization value and has not obtained an independent valuation of the Company's assets or liabilities and there can be no assurance whether the Debentureholders would receive more or less in a liquidation, a reorganization, or a voluntary arrangement. Holders of Debentures are cautioned to consult with their own advisors. In particular, there can be no assurance regarding the assumptions underlying the Company's determination that failure to obtain Consent or to accomplish the Debenture Exchange, or, in the alternative, a failure of the Company and the Debentureholders to otherwise reach a settlement, may cause the Debentureholders to pursue an involuntary bankruptcy of the Company and/or the Company to take alternative actions that may include filing for voluntary protection from creditors. The Company's consolidated financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of the uncertainty of the Company's ability to continue as a going concern. The Company intends to pursue the voluntary arrangements described in this Debenture Consent Solicitation Statement.


HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY


         As of August 31, 1996, the Company had a stockholders' deficiency of $8.5 million, a working capital deficiency of approximately $22.4 million, and a negative current ratio (a measure of liquidity comparing current assets to current liabilities). The net loss for the 3 months ended August 31, 1996 was $1.8 million, and the loss for the same 3-month period in fiscal 1996 was $1.3 million. The Company's cash position declined over the first quarter of fiscal 1997 from $4.4 million to $2.4 million. In October 1996, the Company received $5.4 million related to its 1996 Federal tax refund. Cash on hand is the primary source of funds which the Company intends to utilize to pay the cash portion of the Exchange Offer. The Company believes that the increasing role of HMO's, reduced benefits from employers and indemnity companies, and a shifting to outpatient programs continue to impact utilization of its facilities and services.


         There can be no assurance that the Company will be able to achieve profitability and positive cash flows from operations or that profitability and positive cash flow from operations, if achieved, can be sustained on an ongoing basis. Moreover, if achieved, the level of that profitability or that positive cash flow cannot accurately be predicted.


         The Company's lack of profitability results also in its failing to satisfy listing standards of the NYSE. No assurance can be made that the Common Stock will continue to trade on the NYSE or that the Company can satisfy the comparable requirements of any other stock exchange or the Nasdaq Stock Market(SM).

ADDITIONAL RISK FACTORS WITH RESPECT TO HOLDERS OF DEBENTURES NOT TENDERED IN THE EXCHANGE OFFER

         SUBORDINATION

         The Debentures represent the subordinated indebtedness of the Company. The Company may incur indebtedness which is senior to the Debentures in unlimited amounts.

         The Debentures are general unsecured obligations exclusively of the Company. Since a substantial portion of the Company's business is conducted by the Company's subsidiaries, the cash flow and consequent ability of the Company to satisfy the Company's indebtedness to Debentureholders are dependent, in part, upon the earnings of such subsidiaries and a distribution of those earnings to the Company. The Company's subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to make any payment on the Debentures or to make funds therefor available. Any rights of the Company to receive assets of any subsidiary (and the consequent right of Debentureholders to possibly benefit from participating therein) in any liquidation or reorganization of the subsidiary will be effectively subordinated to the creditors of the subsidiary (including trade creditors) in any liquidation or reorganization of the subsidiary.

         REDEMPTION; MATURITY


         The Indenture permits the Company, at its election, to redeem the Debentures at 100% of the original principal amount (the "face value") at any time before maturity. The original maturity date of the Debentures was April 15, 2010. Provided that the acceleration of Debentures is effectively rescinded, the maturity date will once again become April 15, 2010, subject to any future conditions affecting maturity. The Company may determine whether or not to redeem Debentures based on interest rates that prevail at future times or other economic factors as they affect the Company's interests. See "Description of Debentures." See also "Price Range of Debentures" in the Exchange Offer Statement.

         SPORADIC TRADING


         The Debentures are not listed on any securities exchange or quoted on the Nasdaq Stock Market or any other automatic quotation system. The over-the-counter trading, if any, in the Debentures is limited and sporadic. Presently there are approximately 50 registered holders of Debentures. Because the Debentures may be, after consummation of the Exchange Offer described below, held by a more extremely limited number of holders, the trading market will become even more limited. These events are likely to have an adverse effect on the overall liquidity and market value of the Debentures.


         CONVERSION PRICE FAR ABOVE SHARE PRICES

         The Debentures are convertible into Common Stock at a price so far in excess of the current market price of Common Stock as to be unattractive to Debentureholders in today's market.

NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF FUTURE FUNDING


          The Company's negative cash flow from operations has consumed substantial amounts of cash. Retirement of the Debentures would require approximately $11.5 million as of November 15, 1996 including all accrued interest, if paid in full at such date, or up to approximately $5.6 million in cash, including estimated expenses necessary to consummate the Exchange, if 100% of the outstanding principal amount were tendered pursuant to the Exchange Offer, plus 228,912 shares of Common Stock.

         Additional investment in the Company could result in impairment of the Debentureholders' eventual receipt of payment or recovery. Issuance of additional debt by the Company could result in substantial obligations senior to Debentures.


         The Company has received a tax refund for fiscal 1995 in the amount of $9.4 million based on loss carrybacks under Section 172(f) of the Internal Revenue Code (the "Code"). An additional $5.4 million refund was received on October 5, 1996 for the Company's 1996 income tax return. However, the IRS payment of such refunds did not follow confirmation of the validity thereof by the IRS, and Section 172(f) is an area of tax law with little guiding legal precedent. The Company's 1993, 1994 and 1995 federal income tax returns are currently under audit by the IRS. Any IRS claim for return of all or any portion thereof could have a material adverse effect on the Company's cash flows. See "Special Risk Factors-- Tax Matters" below.

DISPOSITION OF ASSETS

         The Company has been required to dispose of various properties in order to raise working capital, and no assurance can be made that such dispositions will not have adverse effects on the Company's financial condition and results of operations or that the Company has sufficient additional assets that could be disposed of in order to fund its current or future capital requirements. A $2.0 million secured promissory note has been issued by the Company, the collateral for which is comprised of two of the remaining freestanding facilities of the Company.


         In connection with the March 3, 1995 Letter Agreement with Mr. Jay H. Lustig (described under "The Proposed Exchange--Background-- Agreement of Participating Securityholders" below), the Company conditionally agreed to pledge all of the shares of its subsidiary Comprehensive Care Integration, a Delaware corporation ("CCI"), formerly known as CareUnit, Inc. The Company has not nor does it recognize any obligation to have pledged such shares. The Letter Agreement provides that "At 150 days after the date of this Agreement, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date, and if the Offer has not then been consummated, the Company shall pledge (with the Trustee, or an alternate acceptable to the Company, to act as pledgeholder on terms of a written agreement containing standard terms reasonably acceptable to the Participating Securityholders) all of the Shares as collateral for its obligation to purchase the Securities pursuant to the Offer or otherwise." No assurances can be made that the Participating Securityholders will not demand a pledge of such shares or that the Company will not be required to perform such agreement, or otherwise satisfy its obligations to Debentureholders. However, the Company believes that the Letter Agreement does not require the Company to pledge such shares on account of the failure by the Participating Securityholders to perform their obligations in material respects, and no pledge of the shares is contemplated by the Company in the currently proposed Exchange.

INVOLUNTARY BANKRUPTCY PETITION; ACCELERATION OF INDEBTEDNESS

         Despite the dismissal on March 6, 1995 of the involuntary bankruptcy petition filed against the Company on February 24, 1995 by or on behalf of three Debentureholders, no assurance may be made that such or other persons whom the Company owes any debt could not file another involuntary petition in bankruptcy court. The Company's 7 1/2% Convertible Subordinated Debentures continue to be in default, including the payment default involving interest accruing from April 1994 on approximately $9.5 million of outstanding face amount, and interest on all overdue installments, and the Debentures continue to be accelerated, and immediately payable in full. To rescind the acceleration of the Debentures would require written consent of a majority of the principal amount of Debentures outstanding and the cure or waiver of all existing defaults. No assurances can be made that the holders of Debentures will consent to rescission of the acceleration or that the defaults can be cured, or waivers thereof obtained, or that other defaults will not occur. In addition, no assurance can be made that the Company will successfully resolve all matters regarding necessary funding or legal compliance. Debentureholders who filed the earlier involuntary petition on February 24, 1995 may file another such petition. Other creditors may also file such a petition, or institute other actions against the Company, in order to prevent the Debentureholders from collecting on their debts in advance of payment to themselves.

TAX MATTERS

         On July 20, 1995, the Company filed its Federal income tax return for fiscal 1995. On August 4, 1995, the Company filed Form 1139 "Corporate Application for Tentative Refund" to carry back losses under Section 172(f) requesting a refund to the Company in the amount of $9.4 million. On August 30, 1995, the Company also filed amended Federal tax returns for several prior years to carry back losses under Section 172(f). The refunds claimed on the amended returns are approximately $6.2 million for 1986; $0.4 million for 1985; $0.7 million for 1983 and $0.4 million for 1982. On September 20, 1996, the Company filed its Federal income tax return for fiscal 1996, and subsequently filed Form 1139 "Corporate Application for Tentative Refund" to carry back losses described in Section 172(f) requesting a refund to the Company in the amount of $5.5 million. On October 4, 1996, the Company received $5.4 million related to its 1996 Federal income tax refund. The total refunds applied for are $22.6 million, comprised of $7.7 million for amended prior years' returns, $9.4 million for fiscal year 1995, and $5.5 million for fiscal year 1996. Section 172(f) is an area of the tax law with little guiding legal precedent. On October 21, 1996, the U.S. Tax Court rendered an opinion in Sealy Corp. v. Commissioner, No. 18761-92, 107 T.C. No. 11, October 21, 1996, in which the application of certain deductions claimed pursuant to Section 172(f) was denied. The period for which that case may be appealed has not yet expired, so the precedential value of that case is not yet certain. There may be opposition by the Internal Revenue Service ("IRS") as to the Company's ability to obtain benefits from refunds claimed under this section. Therefore, no assurances can be made as to the Company's entitlement to the claimed refunds.

         In October 1995, the Company received a $9.4 million refund for fiscal 1995. Of this refund, $2.4 million was recognized as a tax benefit during the second quarter of fiscal 1996. Receipt of the fiscal 1995 Federal tax refund does not imply IRS approval. Due to the uncertainty regarding Section 172(f), the remaining amount, $7.0 million, is reflected on the Company's consolidated balance sheets in unbenefited tax refunds received. In addition, during the second quarter of fiscal 1996, the Company recorded a tax benefit of $0.2 million, which is related to prior years returns. The Company paid a contingency fee of $1.9 million related to the 1995 refund. In the event the IRS Appeals Office determines that the Company is not entitled to all or a portion of the deductions under Section 172(f), this fee is reimbursable to the Company proportionately. Of the $1.9 million, the Company expensed $0.5 million during the second quarter of fiscal 1996, which is the amount of fees related to the tax benefit recognized by the Company. The remaining $1.4 million is reflected in the Company's financial statements as other receivables.

         In October 1996, the Company received a $5.4 million refund for fiscal 1996. Of such refund, some portion, not known at the present time, will be recognized as a tax benefit. Receipt of the fiscal 1996 Federal tax refund does not imply IRS approval. Due to the uncertainty regarding Section 172(f), the unbenefited amount will be reflected on the Company's consolidated balance sheets in unbenefited tax refunds received. The Company also paid a contingency fee of $1.1 million related to the fiscal 1996 refund. In the event that the IRS Appeals Office determines that the Company is not entitled to all or a portion of the deductions under Section 172(f), this fee is reimbursable to the Company proportionately. During the second quarter of fiscal 1997, the Company will expense a certain portion of the fee paid in proportion to the amount of the fiscal 1997 Federal tax refund that is recognized by the Company as a tax benefit in the second quarter of fiscal 1997. The remaining amount of fees paid will be reflected in the Company's second quarter financial statements as other receivables.

         The Company is currently under audit by the IRS related to its 1995 Federal income tax return and the amended returns for prior years. Neither the Company nor the IRS will be foreclosed from raising other tax issues in regard to any audits of any such returns, which could also ultimately affect the Company's tax liability.

         The Company's ability to use any NOLs may be subject to limitation in the event that the Company issues or agrees to issue substantial amounts of additional equity (see "Potential Federal Income Tax Consequences - Effects on the Company"). The Company monitors the potential for "change of ownership" and believes that presently contemplated private placements of stock and the recent exchange of an outstanding promissory note for shares of stock will not cause a "change of ownership;" however, no assurances can be made that future events will not act to limit the Company's tax benefits.

         The Company had a carryover of $26.8 million of NOLs into fiscal 1997. In the event that the Company's tax refunds (as described above) are disallowed, the disallowed amount of carrybacks of specified liability losses would be recharacterized as NOLs. The resultant NOLs could increase the NOLs aggregately to approximately $76.8 million. In the event that a substantial portion of the $50.0 million aggregate tax deductions forming the basis for the Company's tax refund claims are reclassified as NOLs, a change of ownership (as defined above) would likely have the effect of disallowing the use of a substantial portion of the Company's NOLs by the Company under any circumstances during the limited carryover periods applicable thereto.

         In addition, the Company may be unable to utilize some or all of its allowable tax deductions or losses, which depend upon factors including the availability of sufficient net income from which to deduct such losses during limited carryback and carryover periods.

                                 THE PROPOSALS

PROPOSAL NO. 1

         Debentureholders are asked to Consent on Proposal No. 1 in order to rescind the acceleration of payment of principal and interest under the Debentures, and its effects. The Company missed the October 15, 1994 semi-annual interest payment on the Debentures. An Event of Default was declared 30 days after the missed payment due October 15, 1994. Estimated as of November 15, 1996, the interest that will have accrued, will be $1,993,294 and the aggregate of all principal and interest under the Debentures will be $11,531,294.

         Acceleration was declared by the Trustee on or about February 13, 1995 after the Trustee received acceleration notices purportedly from a group of Debentureholders that were record holders of 25% of the $9,538,000 in principal amount of Debentures outstanding. The Event of Default resulted in acceleration of the Debentures because of the inability (prior to such notice of Acceleration being given) of the Company to remedy the missed interest installment payments which would have required at least 15-days' prior written notice of the default interest payment record date. Subsequently, on account of the Acceleration of the $9,538,000 of principal, the Company has failed to pay all semi- annual interest installments, in addition to that first missed payment giving rise to the Acceleration.

         These events are further described under "The Proposed
Exchange--Background" below.

         Section 6.02 of the Indenture (entitled, "Acceleration") provides in part as follows: ". . . The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if any existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration."

         If the Consent of the holders of more than 50% in principal amount of the Debentures is obtained for Proposal No. 1, the Company will cause the Acceleration to be rescinded, provided that the Company pays to Debentureholders (except those Exchanged in the proposed Exchange) all default interest due. Without acceleration, the interest due would be the sum of (a) interest at the rate of 7 1/2% per year from April 14, 1994 through October 15, 1996, the immediately prior semi-annual interest payment date, on the principal amount, plus (b) interest on all overdue installments accrued or accruing thereafter to the date that the default interest shall be paid. The Company's obligation to the Debentureholders will return to a non-accelerated, non-default status. The Company will set a record date for this interest payment. The Company will send a notice stating the amount of interest to be paid at least 15 days before the record date. The Company will consummate the rescission by the payment of interest to the Trustee, which will act as the paying agent.

         Following acceleration, and its effects, having been rescinded, the Debentures (except those tendered and exchanged) will remain outstanding and will become a long-term debt of the Company. The Company will be obligated to make all future payments of interest when due. The scheduled maturity of all outstanding principal as of the date of the rescission will be on April 15, 2010 (subject to the future occurrence of an Event of Default, if any, and an acceleration of principal otherwise due at maturity of the Debentures in the event of any future declaration thereof under the Debentures); and a Debentureholder will until maturity be unable to demand immediately the full payment of all principal and accrued interest on account of the Acceleration that now exists.

         The Company will have no obligation to redeem Debentures prior to maturity. Debentures that are not tendered in the "Exchange" described below will be fully subject to the risks of the Company's future as a going concern. See "Special Risk Factors" above. Debentureholders may be able to achieve liquidity only through the sale or other disposition of the Debentures in the over-the-counter market, if and to the extent the Debentures are so traded, or in a private financing or other transaction or exchange that any Debentureholder could negotiate individually.

         If the Consent to Proposal No. 1 is not granted by a sufficient principal amount, the Debentureholders will continue to be entitled to receive immediate payment of all principal and accrued interest due under the Debentures. Estimated as of November 15, 1996, the aggregate of all principal and interest due on account of the Acceleration under the $9,538,000 in principal amount of Debentures that are presently outstanding will be an estimated $11,531,294, or $1,208.98 per $1,000 of face value.

         The purposes of the Consent on Proposal No. 1 include elimination of the various undesirable effects on the Company of an acceleration, such as:

         (a) An acceleration of indebtedness could impair the Company's business and financial prospects.

         (b) An acceleration of indebtedness could result in defaults under other debts and obligations of the Company.

         (c) An acceleration of indebtedness decreases the Company's attractiveness to investors.

         (d) An acceleration of indebtedness also creates an unfavorable impression with the Company's vendors and clients.

         If the Company fails, or is unable, to make the payments resulting from the Debenture acceleration, all creditors of the Company, including the Trustee or the Debentureholders, may seek any remedies available at law or in equity, including but not limited to remedies under bankruptcy or other similar laws governing or affecting creditors' rights. Debentures are general unsecured obligations of the Company, independently from its subsidiaries. The Company will pay the entire amount of interest due on all non-tendered Debentures other than those exchanged, so that the non-accelerated status of the Debentures will be reinstated.

         Payment of principal and interest under the Debentures is expressly subordinated to the prior payment of Senior Debt of the Company that has matured or, in certain circumstances, has the right to accelerate its maturity. Senior Debt is defined in Section 11.02 of the Indenture to encompass generally all debt other than trade payables to the extent that such debt does not by its terms negate its status as Senior Debt. See "Special Risk Factors -- Priorities of Securities and Other Considerations Relating to Any Future Bankruptcy of the Company" above and "Description of Debentures -- Subordination of Debentures" below. In any bankruptcy or similar proceeding, the indebtedness evidenced by the Debenture may be paid or accounted for only according to its ranking as subordinated debt. Section 11.04 of the Indenture, "Default on Senior Debt" provides in part as follows:

                 "Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal or interest on the Securities.

                 "The Company may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if:

                          "(1)    a default on Senior Debt occurs and is
                 continuing that permits holders of such Senior Debt to
                 accelerate its maturity, . . . ."

         The Company does not know of any Senior Debt currently in default whose holder on account thereof has a right to accelerate it and has instituted any proceeding or given notice in writing addressed to the Company; provided, however, no assurance can be made that such default under any Senior Debt, or other senior claims on the Company's assets, incurred any time, before or after this Consent Solicitation Statement, has not and will not occur.

PROPOSAL NO. 2

         Debentureholders are asked to Consent to waive any unknown or future Events of Default under the Debentures (other than nonpayment of any principal or interest due) that exist at the time, if any, when the Company's consummation of the Exchange and the rescission of the Acceleration results in termination of the Consent Solicitation Period. Accomplishing a rescission of the Acceleration is dependent on the prior cure or waiver of all Events of Default. Section 6.02 of the Indenture quoted under Proposal No. 1 above indicates that to effect a rescission of acceleration, all Events of Default must have been "cured or waived."

         Consent on Proposal No. 2 includes the waiver of Events of Default. Proposal No. 2 also includes the waiver of any known or unknown defaults under the Indenture or the Debentures. The Company is not aware of any such defaults presently existing under the Indenture or the Debentures.

         Consent on Proposal No. 2 includes the waiver of any other defaults, including any other defaults of which the Trustee (or, under specified conditions, the Debentureholders) may otherwise have given notice to the Company (whether now existing or hereafter arising) that could cause a default to become an Event of Default.

         Proposal No. 2 relates not only to any known defaults, but also any unknown defaults as well. The Company asks that the Debentureholders approve the waiver of any other defaults in order to eliminate the possibility of a technical breach or default becoming an Event of Default. A technical default potentially could make the Company subject to demands or claims that the proposed rescission of acceleration is not effective.

         If the Consent of the holders of more than 66 2/3% in principal amount of the Debentures is obtained for Proposal No. 2, the Company will not be deemed to be in default with respect to any Event of Default or other default which exists (whether known or unknown) or which could occur (except as to Events of Default in payment of principal or interest, as described below).

         Proposal No. 2 is not a waiver of existing or subsequent defaults in payment of interest due on October 15, 1994; April 15, 1995; October 15, 1995; April 15, 1996; or October 15, 1996 or thereafter; and it is not a waiver of the interest on overdue interest. All interest will in either event be due and payable in accordance with the terms of the Debentures, unless the Debentures are Exchanged by the Debentureholder affected. (The Exchange automatically involves such a waiver by Debentureholders tendering Debentures in the Exchange Offer.)

         All non-tendered Debentures will entitle the Debentureholder to the interest payment. Such interest must be paid to a paying agent for the benefit of the Debentureholders in order to satisfy a necessary condition to the rescission of the Debentures' Acceleration.

         If Proposal No. 2 is approved by the Debentureholders, the restored non-accelerated status of the Debentures will be maintained notwithstanding any Events of Default or other defaults that are so waived. So long as each of the future semi-annual interest installments until maturity of principal on April 15, 2010, the Company cannot be required to pay or redeem the outstanding principal under the Debentures prior to April 15, 2010. Another acceleration could occur only if the Company commits a future default that is subsequently declared to be, and thereby becomes, an Event of Default and only if proper notices of acceleration are delivered (while such Event of Default is continuing) by record holders of at least 25% of the outstanding principal amount of Debentures.

         However, Proposal No. 2 shall not affect the terms of the Indenture, which provide for, among other things, the Company to have a period of 30 days in which to cure a nonpayment of interest due.

PROPOSAL NO. 3

         Debentureholders are asked to Consent to the giving of directions to the Trustee under the Indenture to the effect that the Trustee shall not, during the Consent Solicitation Period, pursue any available remedy under or in accordance with the Debentures or Indenture for ongoing Events of Default unless directions to do so are given by the holders of not less than 50% of the outstanding principal amount of Debentures during the Consent Solicitation Period.

         Approval of a majority in principal amount of outstanding Debentures is necessary to effect Proposal No. 3. If Proposal No. 3 is adopted, the Trustee continues to have the ability to pursue any remedy for the existing (or any future) Events of Default or to choose not to do so, in each case after the Consent Solicitation Period terminates. Instructions to the Trustee to pursue remedies against the Company on account of the Events of Default will not be effective to instigate the Trustee to do so prior to the termination of the Consent Solicitation Period if the instruction is made by only 25% of the outstanding Debentures. A 25% level of support for such action makes any such instruction non-binding on the Trustee, and can be disregarded in the Trustee's discretion. The Trustee's discretion can ordinarily be exercised to pursue or not to pursue the remedy if 25% to 50% in principal amount so request. Each Debentureholder is entitled to give notice to the Trustee addressing the question whether the Trustee should declare an Event of Default on account of the claimed existence and continuation of a default under the Indenture or the Debentures. The Trustee is permitted to take the action of declaring an Event of Default, in its discretion, or upon an instruction of 25% or more of the outstanding principal amount of Debentures and must in every case take the action where a majority in principal amount of the Debentures so request. Such rights as may be exercisable by the 25% or more of the Debentures (and less than a majority) of the principal amount of Debentures outstanding only after the termination of the Consent Solicitation Period if sufficient Consents on Proposal No. 3 are received. The effectiveness of a rescission of the Acceleration pursuant to such Consent would result in the elimination of existing Events of Default and defaults, except that may occur in the future. Proposal No. 3 does not purport to detract from the effectiveness of any contrary instructions given by a majority in principal amount,whose instructions to the Trustee may be binding on the Trustee according to the Indenture. Notwithstanding approval of Proposal No. 3, waivers of Events of Default or other defaults and giving of consents require, generally,approval of two-thirds of the Debentures in principal amount. Debentureholders comprising a majority of the outstanding principal amount can give instructions to take action or not to take action as they may see fit. The Indenture provides that a "majority of the principal amount of Debentures outstanding is required in order to require the Trustee to act."

         Proposal No. 3 will rely upon the right of the majority in principal amount to compel the Trustee to take action by instructing the Trustee to refrain from taking any action. The instruction makes an express exception for taking any action that shall have been subsequently authorized by Debentureholders holding of record a majority of the outstanding principal amount of Debentures. If rather than a majority, merely 25% in principal amount of Debentures give written instruction to the Trustee, the Trustee shall not take such action as instructed, in favor of the majority's Consent on Proposal No. 3. The majority rule is as provided in the Indenture. See "Description of Debentures--Events of Default and Remedies."

         If Proposal No. 3 is adopted, it will become more difficult for the Debentureholders to instruct the Trustee to institute collection or other proceedings against the Company pending completion of the Consent Solicitation Period. Adoption of Proposal No. 3 will instruct the Trustee not to pursue any remedy for ongoing Events of Default under the Debentures during the Consent Solicitation Period unless a majority in principal amount of Debentures instructs the Trustee to pursue any such remedy at such time.

PROPOSAL NO. 4

         Debentureholders are asked to Consent to the waiver of the notice required to be given by the Company to the Trustee under a provision of the Indenture and to waive any claim to receive the sinking fund installment payment that purportedly was due April 15, 1996. Under the terms of the Debentures and the Indenture, scheduled sinking fund payments are reduced by the original principal amount of Debentures that are converted by Debentureholders, that are delivered to the Trustee for cancellation or that otherwise are redeemed by the Company, at the Company's election. Debentureholders converted an aggregate of $36,460,000 of Debentures in March 1991, which exceeded the Company's sinking fund obligations. The Company has given notice to the Trustee to subtract such amounts from the sinking fund obligations effective as to all sinking fund redemption obligations. However, as described further below, the Company's belief that it timely provided adequate notice to the Trustee is not free from doubt, and the Company, therefore, is also seeking consent to the waiver of such notice provisions. That notice provision applies only if and when the Company intends to exercise its rights to reduce its sinking fund payment obligations under the Indenture. The Company exercised its right to reduce and eliminate sinking fund obligations, although the timing and sufficiency of the notice was questioned by the Trustee as to the sinking fund installment of five percent (5%) on April 15, 1996. As a result of the surrender and cancellation in 1991 of approximately $36 million in principal amount of Debentures, the Company was entitled to reduce the amount, to zero, that otherwise would be payable on specified sinking fund payment dates that would commence April 15, 1996 and continue annually through April 15, 2009. Management believes that the Company had given notice of its intention not to make any of the sinking fund installment payments as early as March 1995, when the Company discussed with the Trustee its long-range planning to reinstate the Debentures. The Company stated that all of those Debentures not Exchanged would be paid on April 15, 2010 at the price of 100% of the principal amount. In 1995 the Company also put that understanding into writing and delivered those necessary writings to the Trustee when the Company shared copies of its SEC filings with the Trustee related to the Exchange.

         The Debentureholders, if sufficient Consent is given on Proposal No. 4, can only claim (subject to future acceleration of the Debentures based on future Events of Default) the entitlement to receive payment of 100% of the principal amount of the Debentures on the maturity date of April 15, 2010 and in the meantime to receive all of the semi-annual interest installments each April 15 and October 15 on outstanding principal at the rate of 7 1/2% per year.

         The Consent of two-thirds in principal amount of currently outstanding Debentures is necessary to approve this Proposal No. 4. Two- thirds approval will also result in waiver of the payment by each Debentureholder that Consents. Without such two-thirds approval, the Consent upon Proposal No. 4 will not be treated as binding according to this Proposal.

         The Indenture requires notice by the Company to the Trustee that the Company intends to reduce its obligation to make a sinking fund payment, or payments. The Company has previously accepted approximately $36 million dollars in principal amount of Debentures, all of which were surrendered in March 1991 by the holders thereof, who at that time converted their Debentures into Common Stock at a special conversion price. The Company, which thereafter delivered such Debentures to the Trustee for cancellation, is entitled to reduce its sinking fund obligations under the Indenture by the aggregate amount of Debentures theretofore cancelled. The purpose of Proposal No. 4 is to provide a waiver of the notice provision in the Indenture relating to the provisions for sinking fund payments.

         The consent of two-thirds of outstanding principal amount of Debentures is necessary to waive an Event of Default under the Indenture.

         The Company does not concede that it should be required to obtain a waiver of the failure to give notice. The Company received notice from the Trustee to the effect that the sinking fund installment was due and payable on April 15, 1996. The Company believes the notice previously given to the Trustee was adequate; the Company promptly cured the failure to give notice and that such cure was timely made. The failure to give notice may be considered an Event of Default under the Indenture nevertheless.

         Although the Company had provided the Debentures to the Trustee for cancellation and there were sufficient Debentures cancelled in order for the Company to eliminate all of the sinking fund obligations under the Indenture and the Debentures, the notice provision has arguably not been satisfied by the Company. The Company believes that it satisfied the notice provision; however, out of an abundance of caution, the Company desires to further obtain the waiver of notice in order to assure that claims will not be made against the Company with respect to the sinking fund provisions based on a failure to properly give notice in a timely fashion as required. By giving Consent on Proposal No. 4, a Debentureholder will, in effect, be confirming the Company's interpretation.

          The Trustee, whose interpretation of the notice provision is not necessarily a definitive interpretation, informed the Company that the Company had not provided timely notice of its intentions regarding the sinking fund payment due April 15, 1996; however, the Trustee does not dispute the effectiveness of notice given by the Company to eliminate the sinking fund obligations April 15, 1997 through April 15, 2009. The Company responded to the Trustee concerning the 1996 installment by letters dated March 27, 1996, that it believed that it had provided adequate notice to the Trustee and that the notice provision was not yet applicable. The notice from the Trustee and the response letters from the Company are provided as Exhibits 99.22 and 99.23, respectively, hereto, and are incorporated herein by reference.

         The Indenture provides that a provision may be waived by two-thirds in outstanding principal amount of Debentures. Without conceding that the notice provision was applicable or that the time for providing such notice had passed prior to the giving of such notice, the Company is seeking consent on Proposal No. 4 so that, if necessary, the requirement of notice will have been waived by the Debentureholders. The effect of such waiver of notice would be to eliminate claims that a sinking fund payment was due at April 15, 1996. All other conditions to the elimination of such payment obligation were met, other than the giving of notice, which the Company believes it also has met.

         The Indenture, in Section 12.02 provides for all notices to be in writing, and the Company is not aware of notice being given in writing by the Company that the sinking fund installment and overdue interest would be paid on April 15, 1996. The Indenture, in fact, defines the notice required to set a redemption date as a "redemption notice." The Company believes any oral statements or other writings to be absolutely insufficient in order to set a redemption date for sinking fund payments.


         The trustee's Notice of Default dated June 10, 1996 (as set forth in the second subparagraph below the first paragraph therein) as found in Exhibit
99.11 could be viewed as publishing an April 15, 1996 redemption date. By saying that the Trustee had received notice 14 days before April 15, 1996 (which the Trustee refers to as the redemption date for a 5% sinking fund payment), in the Company's view, the Notice of Default made clear that the Company had not set an April 15 redemption date. Moreover, the Company did not publish this notice. The Company requests approval on Proposal No. 4 for the purpose of obtaining consent that the Trustee's notice was insufficient to establish April 15, 1996 as the redemption date and that the Indenture does not specify this date.


         The Company's interpretation of the notice provision of Section 3.01 of the Indenture is that notice to reduce the sinking fund payments can be given when it was given on March 27, 1996; and received on April 1, 1996 as the Trustee acknowledges in said subparagraph in the June 10, 1996 Notice of Default. Before the Company properly sets the redemption date (which is by way of delivering a redemption notice to the Debentureholders and the Trustee) the Company can give notice to the Trustee of the Company's intention to reduce the sinking fund payments pursuant to Section 3.01 of the Indenture. The Trustee reports that notice was received from the Company on April 1, 1996, that the notice states that the Company will reduce the sinking fund obligation, and the Trustee states that this notice would be only 14 days before the redemption date, if the Indenture provides, as the Trustee views it, that April 15, 1996 is the redemption date. The Company does not understand that the Indenture provided this redemption date. The Company received notice in writing from the Trustee concerning the Section 3.01 notice on or about March 1, 1996. By that time the redemption date was less than 50 days away (which was too late, according to the Trustee, for the Company to notify the Trustee under Section 3.01 of the Indenture to reduce the sinking fund obligation at April 15, 1996). The Company, in its view, could, in its discretion, set a redemption date for the payment concerned by giving a redemption notice as contemplated by Section 3.03 of the Indenture.


         As more fully described in the first letter in Exhibit 99.23 (the Company's response to the Trustee), the Company gave notice on March 27, 1996 that the Company intended to reduce the sinking fund obligations so that principal would be due in April 2010. This letter also confirmed the previous notices given by the Company, without conceding that any prior notices given by the Company to the Trustee in writing were less than adequate. As more fully described in the second letter in Exhibit 99.23, the redemption date itself is a date that the Company may choose. The Company is required to notify the Debentureholders of the redemption date, and the redemption date depends on the Company's timing of this notice to Debentureholders.


         Notwithstanding that a notice of redemption was not previously given or thereafter given, on March 1, 1996, the Trustee believed that "you have indicated that Comprehensive Care Corporation (the "Company") intends to pay all amounts due and overdue with respect to the Securities on April 15, 1996 and, thereafter, seek rescission of the previously declared declaration of acceleration thereon. In fact, the Company's written notices were, if anything, in conflict with the Trustee's view of the Company's intentions.  The
Company did give notice that principal would be paid April 2010.   All of the
sinking fund installments were due before April 2010. This written notice was given on or about February 6, 1996, and that was more than 50 days before April 15, 1996, which is for purposes of the Trustee's view, the relevant date, although such date is not referred to in Section 3.01 in the Company's view.
The Trustee received such notification in the Company's Amendment No. 1 on
Schedule 13E-4/A, filed with the Commission on February 6, 1996. The Company states therein its intention that "if Debentureholders rescind the acceleration
 ... with the past-due interest paid on non-tendered Debentures and waived as to all tendered Debentures," then, "the original terms of the Debentures will be reinstated with principle due in April 2010 ...." Thereby, the Company notified the Trustee of its intentions to seek waivers of the interest non-payment and rescission of the acceleration and reinstating "principal due in April 2010" by offering all Debentureholders an exchange. The Trustee's letter dated March 1, 1996 states or implies that the time to give a notice under
Section 3.01 had passed; however, the Company did not concede that the Indenture provides for an April 15, 1996 redemption date and even if the Trustee were properly interpreting the Indenture, the Indenture allows 30 days after such Notice of Default to cure the Default before it will become an Event of Default, as provided in Section 6.01 of the Indenture. Consent on Proposal No. 4 will, in effect be confirming and consenting to the Company's belief that it also had acted in a timely and sufficient manner to cure the Default in its giving of notice of reduction to the Trustee on March 27, 1996 and in each other respect described herein, independently or in one or more combinations.


         The Trustee has not conceded to the Company's belief that the redemption date was or could ever be any date other than April 15. The Company believes that the Trustee's misinterpretation of the notice provision stems from not accepting that the term "redemption date" in Section 3.01 of the Indenture, is the actual payment date as set by the Company, just as it is in regard to all voluntary or mandatory redemptions. Paragraph 6 of the Debenture certificate, which deals only with the sinking fund, contains the phrase "redeem 5% of the aggregate principal amount on April 15, 1996." The Company has concluded that these provisions may contain some ambiguity; however, the Company believes that there is no really appropriate way to define the redemption date as being April 15. In fact, calling April 15 the redemption date contradicts the provision, found also in paragraph 6 of Debenture certificates, for unpaid interest to accrue from the last date of payment of interest, and to accrue until, and to be paid on, the redemption date, which seemingly could be sometime later than April 15. In this connection, paragraph 6 has clearly associated the redemption date and the actual payment date. Furthermore, nowhere is April 15 called the redemption date expressly. Management believes April 15, 1996 is measurement date for determining 5% of the aggregate amount of outstanding Debentures that would be redeemed under one sinking fund installment.


         Ambiguities in the Indenture can be corrected with or without the approval of the Debentureholders; providing that the Trustee agrees to these correcting amendments and they do not prejudice the rights of a Debentureholder. Approval of this Proposal No. 4 will be in effect to adopt the interpretation of the Company and to confirm that the Company's interpretation is consented to.

         The Trustee is required under the Indenture to follow instruction of a majority in principal amount, pursuant to Section 6.05 of the Indenture. The Trustee may refuse to follow such instruction if such instruction is contrary to law or the Indenture or would subject the Trustee to liability. The approval of this Proposal by two thirds of the Debentures in principal amount will also be considered an instruction to the Trustee to act consistent with the Company's interpretations as described herein.

         The Company also believes that the acceleration is a special circumstance that defers, in effect, the sinking fund obligation. The entire amount of principal and interest is due upon acceleration, thereby, according to this view, superseding the sinking fund obligation, pending rescission of acceleration. Under these circumstances, its supposed obligation to give the notice in order to reduce the sinking fund payment was "deferred" or "tolled." Consent on Proposal No. 4 will in effect be an adoption of this view with respect to the sinking fund obligation during an acceleration.

         The Trustee mistakenly, in the Company's view, refers in its notice of default dated June 10, 1996 to the supposed Event of Default regarding the payment of a sinking fund redemption payment on April 15, 1996, as a result of a supposed failure of the Company to give notice as and when required. The Company disagrees. As stated above, the Company was entitled to cure a failure to give notice to the Trustee and exercise its right to reduce the sinking fund obligation. The Company was the recipient of the Trustee's letter dated March 1, 1996, which notified the Company that it missed the date for notification under Section 3.01 of the Indenture. When the Company receives any notification of a Default or Event of Default, other than a non-payment of principal when it becomes due at maturity or on a redemption date or otherwise, it has a 30-day opportunity to cure pursuant to Section 6.01(3) of the Indenture and the last paragraph of Section 6.01. In the Company's view, the Default was (at that time when notice was given on March 27, 1996 of the reduction of the sinking fund obligation) not a payment Default or Event of Default (because payment had not come due at such time) but rather was a Default in the giving of notice under Section 3.01, that if not cured by appropriate notice given within 30 days could result in a payment obligation Event of Default on the redemption date. The Company believes that the payment obligation never arose. The Company's notification to the Trustee on March 27, 1996 cured the Default in the prior failure of
giving of notice.  The Company gave such notice within 30 days.   The Company
in fact is not able to commit an Event of Default in payment of principal until the date the principal comes due by maturity, redemption or otherwise. Consent on Proposal No. 4 will in effect be consenting to the Company's interpretation of the opportunity to cure provided in Section 6.01 of the Indenture.

         The sinking fund payment due April 15, 1996 would be an obligation to redeem a portion of the aggregate principal amount of Debentures equal to five percent (5%) thereof. The amount of Debentures outstanding at such date was $9,538,000; five percent of $9,538,000 is $476,900 ($50 per $1,000 of principal amount). However, the aggregate principal amount, as such term is used in the sinking fund provisions of the Indenture, is not specifically defined and, therefore, cannot be entirely free of ambiguity. Such term might refer, it may be arguable, to the originally outstanding $46 million in principal amount of Debentures; in that case, five percent would represent $2,300,000 in principal amount of Debentures. Such interpretation has not been heretofore adopted by the Trustee. The Company's Management believes that this interpretation would distort the sinking fund provisions. However, Consent on Proposal 4 also will be a relinquishment of any arguable claim that approximately 23% of the principal amount ($241.14 per $1,000 of principal amount) matured at April 15, 1996 because $2,300,000 of payment obligation would be allocated among the $9,538,000 in principal amount of Debentures.

         The reverse-side of each Debenture certificate states, in the first sentence in paragraph 6, that a sinking-fund payment is "5% of the aggregate principal amount of Securities on April 15" of the year indicated. The Trustee confirms the Company's position on this issue -- that the amount is 5% of $9,538,000. See Exhibit 99.22 which sets forth the Sinking Fund Redemption Amount, as "$476,900" in the third paragraph on page 1.

         Sinking fund payments would be applied to the redemption, pro rata, of a portion of all of the outstanding Debentures. Debentures that are redeemed are, to the extent redeemed, cancelled and retired. Although Debentures that are redeemed are paid the full at the rate of 100% of the portion of the principal amount redeemed, once paid, such Debentures no longer bear interest. Payment of principal also has tax consequences to be considered, although this Proposal only affects the timing of the receipt of payment.

         Those Debentureholders who Consent on this Proposal also are in effect waiving their rights as Debentureholders to contest the efficacy of this Proposal. It could be argued by any non-Consenting Debentureholder that Proposal No. 4 requires Consent by each particular Debentureholder affected, by claiming that Proposal No. 4 in effect is a waiver of a payment of a portion of the principal amount. The Indenture requires each particular Debentureholder affected to waive a payment due. Debentureholders who give Consent and continue to hold Debentures (i.e., that do not tender their Debentures for the Exchange) will be waiving any right to the sinking fund installment of April 15, 1996. Debentureholders who neither give Consent nor tender their Debentures for the Exchange may have claims against the Company for the sinking fund installment notwithstanding the adoption of Proposal No. 4, although the Company intends to vigorously contest any such claims.


         Although, arguably, by waiving the notice provision, Debentureholders may be waiving their rights to claim the April 15, 1996 sinking fund payment, the Company has no intention whatsoever of making such sinking fund payment in any event, as it believes that the notice provision was completely satisfied. Further, as to all future sinking fund obligations after 1996 and concluding in the year 2009, the Company has, without doubt, eliminated the sinking fund payment obligations entirely. The waiver requested in Proposal No. 4, therefore, would only affect the April 15, 1996 sinking fund payment. The Trustee ultimately will determine its course of action from its own interpretation and decision concerning (a) first, whether any default or claimed default has occurred under the Indenture and the Debentures, (b) second, whether the default can be waived by two-thirds (and not require each Debentureholder affected to waive or consent), and (c) third, whether Proposal No. 4 is effective as such a waiver.

                          INTERESTS OF CERTAIN PERSONS

         The directors and executive officers who served the Company since June 1, 1994 have no substantial interest, direct or indirect, by security holdings or otherwise, in the approval or disapproval of Proposals No. 1, No. 2, No. 3 and No. 4, except as holders of Common Stock generally. The rescission of acceleration is anticipated to affect positively the interests of the Company generally and the interests of the holders of the Common Stock. See "Special Risk Factors -- Priorities of Securities and Other Related Considerations Relating to Any Future Bankruptcy of the Company," above.

                             PRINCIPAL DEBENTUREHOLDERS

         The following table sets forth information concerning beneficial ownership of Debentures. Such information is given as of November 1, 1996 (the "reporting date"). At the reporting date, $9,538,000 in principal amount of Debentures was outstanding. According to rules adopted by the Commission, "beneficial ownership" of Debentures for this purpose is the power to vote them or to direct their investment, and includes the right to acquire beneficial ownership of Debentures within 60 days after the reporting date. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to Debentures beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Debentures.

         The Company relies on the fact that neither a Schedule 13D nor a
Schedule 13G has been filed with respect to the Debentures by any beneficial holder.

                                   Amount and Nature of              Percent
   Name of Beneficial Owner        Beneficial Ownership             of Class
   ------------------------        --------------------             --------
William H. Boucher                           0                          *
J. Marvin Feigenbaum                         0                          *
Stuart J. Ghertner, Ph.D.                    0                          *
Ronald G. Hersch, Ph.D.                      0                          *
Drew Q. Miller                               0                          *
W. James Nicol                               0                          *
Kerri Ruppert                                0                          *
Chriss W. Street                             0                          *
All executive officers and
  directors as a group (8 persons)           0                          *

                             PRINCIPAL STOCKHOLDERS

         The following information is given as of November 1, 1996 (the "reporting date") and concerns beneficial ownership of the Common Stock by all of the directors of the Company, certain present or former executive officers as named in the table below, and all of the directors and all of the executive officers as a group. According to rules adopted by the Commission, "beneficial ownership" of securities for this purpose is the power to vote them or to direct their investment, and includes the right to acquire beneficial ownership within 60 days. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned, and their mailing address is the Company's principal office, such address being 1111 Bayside Drive, Suite 100, Corona del Mar, CA 92625. A total of 2,958,185 shares of Common Stock were outstanding on the reporting date, each whole share of Common Stock outstanding entitled to one vote. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                         Amount and Nature of                 Percent
      Name of Beneficial Owner                           Beneficial Ownership                 of Class
------------------------------------------------------------------------------------------------------
William H. Boucher                                          17,500    (1)                        *
J. Marvin Feigenbaum                                        24,166    (2)                        *
Stuart J. Ghertner, Ph.D.                                    5,000    (3)                        *
Lindner Funds (4)                                          586,700    (4)                      17.8
Ronald G. Hersch, Ph.D.                                     38,666    (5)                       1.3
Drew Q. Miller (6)                                              --                               *
W. James Nicol                                              17,556    (7)                        *
Kerri Ruppert                                               42,250    (8)                       1.4
Chriss W. Street                                           166,560    (9)                       5.3
All executive officers and
  directors as a group (8 persons)                         311,698   (10)                       9.6
----------------

(1) Includes 17,500 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(2) Includes 24,166 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(3) Includes 5,000 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date. Dr. Ghertner was appointed Interim Chief Operating Officer of the Company on August 15, 1996; and on September 3, 1996, was named Interim President of the Company's majority-owned subsidiary, Comprehensive Behavioral Care, Inc.

(4) The mailing address of Lindner Funds is c/o Ryback Management Corporation, 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105. Includes 336,700 shares currently reserved for issuance upon conversion of a Secured Convertible Note dated January 9, 1995 and 250,000 shares sold under an Amended Common Stock Purchase Agreement dated June 29, 1995. Lindner Funds, as described in its Schedule 13G, holds the shares and convertible debt in more than one fund.

(5) Includes 8,334 shares held directly and 30,332 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date. Dr. Hersch served as the President of Comprehensive Behavioral Care, Inc. as of the end of the 1996 fiscal year and until September 3, 1996. On September 3, 1996, Dr. Hersch was named Vice President - Strategic Planning and Development for the Company. On October 15, 1996, Dr. Hersch resigned this position and announced his separation from the Company effective January 15, 1997.

(6) Mr. Drew Q. Miller was an executive officer of the Company as of the end of the 1996 fiscal year. He served until July 14, 1996 as Senior Vice President, Chief Financial Officer and Chief Operating Officer, and served as Senior Vice President and Chief Operating Officer until August 14, 1996, at which time he resigned as Senior Vice President and Chief Operating Officer. Mr. Miller's mailing address is 775 Oakwood Street, Orange, California 92669.

(7) Includes 56 shares held by Mr. Nicol's spouse as custodian for his three minor children, all of whom reside with Mr. Nicol, and 17,500 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(8) Consists of 42,250 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(9) Includes 6,560 shares held directly and 60,000 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date. Also includes 5,000 vested shares and 95,000 restricted shares under a restricted stock agreement over which the holder has sole voting power, the issuance of which is pending administerial matters.

(10) Includes a total of 196,748 shares subject to outstanding options that are presently exercisable or exercisable within 60 days after the reporting date and 5,000 vested and 95,000 restricted shares over which the holder has sole voting power, the issuance of which is pending.

       PRO FORMA CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF OPERATIONS

         The following tables set forth (1) the pro forma consolidated balance sheets of the Company as of August 31 and May 31, 1996, respectively, each of which give effect to the Exchange for 100% of the outstanding Debentures and 30% of the outstanding Debentures, respectively, after adding the Company's non-recurring gains attributable to the Exchange and deducting the Company's estimated expenses; and (2) the pro forma consolidated statements of operations of the Company for the three months ended August 31, 1996 and the fiscal year ended May 31, 1996, respectively, each of which give effect, as of the beginning of the Company's fiscal year, to the Exchange for 100% of the outstanding Debentures and 30% of the outstanding Debentures, respectively, and reports only in the notes thereunder, and does not include in the pro forma consolidated statements of operations, the pro forma results of the Exchange in terms of earnings after the effect of the non-recurring gains to be recognized by the Company upon such Exchange.

         For purposes of the presentation in the following pro forma financial statements, an assumed value of $11.00 per share ("Assumed Value Per Share") has been assigned to the Company's Common Stock to be issued and delivered to Debentureholders in the Exchange. The Assumed Value Per Share is not intended to reflect any opinion or prediction as to the actual fair market value of the Common Stock at any particular date.

         These pro forma consolidated financial statements are unaudited and do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. The audited consolidated financial statements and notes to consolidated financial statements included in the Form 10-K/A-2 for the fiscal year ended May 31, 1996 as filed with the Securities and Exchange Commission (the "Commission") on November 7, 1996 (the "1996 Form 10-K/A-2") and the unaudited condensed consolidated financial statements for the three months ended August 31, 1996 included in the Form 10-Q as filed with the Commission on October 15, 1996 (the "August 31, 1996 Form 10-Q"), respectively, provide additional disclosures and a further description of accounting policies.

         The Company's accompanying pro forma financial statements are presented on the basis that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred significant recurring losses and negative cash flows from operations which raises substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company's business is dependent upon the resolution of operating and short-term liquidity problems and the realization of the Company's plans in regard to these matters, and the consolidated financial statements do not include any adjustments that might result from an unfavorable outcome of this uncertainty. See further description of such uncertainty and the Company's plans as to such matters in "Note 2 -- Operating Losses and Liquidity," in the Company's 1996 Form 10-K/A-2 and August 31, 1996 Form 10-Q, respectively.

                         COMPREHENSIVE CARE CORPORATION
                     Pro Forma Consolidated Balance Sheets
                             As of August 31, 1996
                             (dollars in thousands)

                                                                                   Pro Forma
                                                 ----------------------------------------------------------------------------
                                                 August 31, 1996    Adjustments       100%      Adjustments           30%
                                                 ---------------    -----------     --------   -------------      -----------
ASSETS
Current assets:
  Cash and cash equivalents . . . . . . . .        $   2,355        $ (5,532) (1)   $ (3,177)   $    (2,748)(6)   $     (393)
  Accounts receivable, less allowance
    for doubtful accounts of $947 . . . . .            3,208              --           3,208             --            3,208
  Other receivables . . . . . . . . . . . .            1,478              --           1,478             --            1,478
  Property and equipment held for sale  . .            1,221              --           1,221             --            1,221
  Other current assets  . . . . . . . . . .              202              --             202             --              202
                                                   ---------        --------        --------    -----------       ----------
Total current assets  . . . . . . . . . . .            8,464          (5,532)          2,932         (2,748)           5,716
                                                   ---------        --------        --------    -----------       ----------
Property and equipment at cost  . . . . . .           10,122              --          10,122             --           10,122
Less accumulated depreciation and amortization        (3,703)             --          (3,703)            --           (3,703)
                                                   ---------        --------        --------    -----------       ----------
Net property and equipment  . . . . . . . .            6,419              --           6,419             --            6,419
                                                   ---------        --------        --------    -----------       ----------
Property and equipment held for sale  . . .            4,716              --           4,716             --            4,716
Notes receivable  . . . . . . . . . . . . .            2,147              --           2,147             --            2,147
Other assets  . . . . . . . . . . . . . . .            2,610              --           2,610             --            2,610
                                                   ---------        --------        --------    -----------       ----------
Total assets  . . . . . . . . . . . . . . .        $  24,356        $ (5,532)       $ 18,824    $    (2,748)      $   21,608
                                                   =========        ========        ========    ===========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities        $  11,556        $ (1,749) (2)   $  9,807    $    (1,561)(7)   $    9,995
   Long-term debt in default  . . . . . . .            9,538          (9,538) (3)         --         (9,538)(8)           --
   Current maturities of long-term debt . .            2,374              --           2,374             --            2,374
   Unbenefited tax refund received  . . . .            7,018              --           7,018             --            7,018
   Income taxes payable . . . . . . . . . .              390              --             390             --              390
                                                   ---------        --------       ---------    -----------       ----------
Total current liabilities . . . . . . . . .           30,876         (11,287)         19,589        (11,099)          19,777
                                                   ---------        --------       ---------    -----------       ----------
Long-term debt, excluding current maturities              --              --              --          6,677 (9)        6,677
Other liabilities . . . . . . . . . . . . .              877              --             877             --              877
Minority interest . . . . . . . . . . . . .            1,050              --           1,050             --            1,050
COMMITMENTS AND CONTINGENCIES
  (See Note 6 to  the Company's Condensed
  Consolidated Financial  Statements included in
  its Quarterly Report on Form 10-Q for the fiscal
  quarter ended August 31, 1996)
Stockholders' equity:
   Preferred stock, $50.00 par value;
     authorized 60,000 shares . . . . . . .               --              --              --             --               --
   Common stock, $.01 par value;
     authorized 12,500,000 shares;
     issued and outstanding 2,864,684 . . .               28               2 (4)          30              1 (10)          29
   Additional paid-in capital . . . . . . .           44,051           2,516 (4)      46,567            755 (10)      44,806
   Accumulated deficit  . . . . . . . . . .          (52,526)          3,237 (5)     (49,289)           918 (11)     (51,608)
                                                   ---------        --------       ---------    -----------       -----------
Total stockholders' equity (deficit)  . . .           (8,447)          5,755          (2,692)         1,674           (6,773)
                                                   ---------        --------       ---------    -----------       ----------
Total liabilities and stockholders' equity         $  24,356        $ (5,532)      $  18,824    $    (2,748)      $   21,608
                                                   =========        ========       =========    ===========       ==========

                      (footnotes begin on following page)

-------------------
  (1) Represents payment of $4,769,000 in principal ($500 payable in cash per $1,000 of principal amount) and $763,000 in interest ($80 payable in cash per $1,000 of principal amount).

  (2) Represents cancellation of $1,699,000 in accrued interest and $125,000 in default interest, each at the rate of 7 1/2% per year, partially offset by the accrual of $75,000 in related filing expenses.

  (3) Represents Debenture payoff of $4,769,000 in cash, the issuance of $1,679,000 in common stock, and the realization of $3,090,000 of cancellation of debt (non-recurring gain).

  (4) Using the $11.00 Assumed Value Per Share, less the $.01 par value per share of common stock: (a) the aggregate par value is computed by multiplying 228,912 shares of common stock by the $.01 par value per share; and (b) the additional paid in capital is derived by multiplying the remaining $10.99 per share ($11.00 less $.01) by 228,912 shares.

  (5) Represents non-recurring gains of $3,090,000 and $222,000 in the exchange of Exchange Consideration for principal and total interest and default interest, respectively, partially offset by the accrual of $75,000 in related filing expenses.

  (6) Represents payment of $1,431,000 in principal ($500 payable in cash per $1,000 of principal amount), $1,230,000 in interest, plus $87,000 in default interest (the sum of $80 payable in cash per $1,000 of 30% of the outstanding principal amount plus the interest on 70% of the outstanding principal amount at the rate of 7 1/2% per year from April 15, 1994 to June 1, 1996 plus interest on default interest at the same rate of 7 1/2%).

  (7) Represents cancellation of $1,511,000 in accrued interest and $125,000 in default interest, each at the rate of 7 1/2% per year, partially offset by the accrual of $75,000 in related filing expenses.

  (8) Represents Debenture payoff of $1,431,000 in cash, $503,000 in common stock (at the $11.00 Assumed Value Per Share), and $927,000 forgiveness of debt (non-recurring gain), and reclassification of $6,677,000 from a long-term debt in default to a long-term debt.

  (9) Reclassification of $6,677,000 unexchanged Debentures from a long-term debt in default to a long-term debt.

 (10) Additional paid-in capital of $10.99 (at the $11.00 Assumed Value Per Share less the $0.01 par value per share) multiplied by 68,674 shares of common stock = $754,723. Aggregate par value of 68,674 shares of common stock multiplied by $.01 per share = $687.

 (11) Represents non-recurring gains of $927,000 and $66,000 in the exchange of Exchange Consideration for principal and total interest and default interest, respectively, partially offset by the accrual of $75,000 in related filing expenses.

                         COMPREHENSIVE CARE CORPORATION
                     Pro Forma Consolidated Balance Sheets
                               As of May 31, 1996
                             (dollars in thousands)

                                                                            Pro Forma
                                                 ----------------------------------------------------------------
                                                 May 31, 1996   Adjustments      100%      Adjustments     30%
                                                 ------------   -----------   -----------  ------------   -------
ASSETS
Current assets:
  Cash and cash equivalents . . . . . . .        $   4,433    $ (5,532) (1)  $ (1,099)     $ (2,730) (6)  $  1,703
  Accounts receivable, less allowance
    for doubtful accounts of $877 . . . .            2,476          --          2,476            --          2,476
  Other receivables . . . . . . . . . . .            1,478          --          1,478            --          1,478
  Property and equipment held for sale  .            1,233          --          1,233            --          1,233
  Other current assets  . . . . . . . . .              352          --            352            --            352
                                                 ---------    --------       --------      --------       --------
Total current assets  . . . . . . . . . .            9,972      (5,532)         4,440        (2,730)         7,242
                                                 ---------    --------       --------      --------       --------
Property and equipment  . . . . . . . . .            9,863          --          9,863            --          9,863
Less accumulated depreciation and amortization      (3,590)         --         (3,590)           --         (3,590)
                                                 ---------    --------       --------      --------       --------
Net property and equipment  . . . . . . .            6,273          --          6,273            --          6,273
                                                 ---------    --------       --------      --------       --------
Property and equipment held for sale  . .            6,915          --          6,915            --          6,915
Other assets  . . . . . . . . . . . . . .            1,958          --          1,958            --          1,958
                                                 ---------    --------       --------      --------       --------
Total assets  . . . . . . . . . . . . . .        $  25,118    $ (5,532)      $ 19,586      $ (2,730)      $ 22,388
                                                 =========    ========       ========      ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities      $  10,714    $ (1,543) (2)  $  9,171      $ (1,481)(7)   $  9,233
   Long-term debt in default  . . . . . .            9,538      (9,538) (3)        --        (9,538)(8)         --
   Current maturities of long-term debt .            2,464          --          2,464            --          2,464
   Unbenefited tax refund received  . . .            7,018          --          7,018            --          7,018
   Income taxes payable . . . . . . . . .              410          --            410            --            410
                                                 ---------    --------       --------      --------       --------
Total current liabilities . . . . . . . .           30,144     (11,081)        19,063       (11,019)        19,125
                                                 ---------    --------       --------      ---------      --------
Long-term debt, excluding current maturities            24          --             24         6,677 (9)      6,701
Other liabilities . . . . . . . . . . . .              749          --            749            --            749
Minority interest . . . . . . . . . . . .            1,000          --          1,000            --          1,000
COMMITMENTS AND CONTINGENCIES
(See Note 15 to the Company's Consolidated
Financial Statements included in its Annual
Report on Form 10-K/A-2 for the fiscal year
ended May 31, 1996)
Stockholders' equity:
   Preferred stock, $50.00 par value;
     authorized 60,000 shares . . . . . .               --          --             --            --             --
   Common stock, $.01 par value;
     authorized 12,500,000 shares;
     issued and outstanding 2,848,685 . .               28           2 (4)         30             1 (10)        29
   Additional paid-in capital . . . . . .           43,931       2,516 (4)     46,447           755 (10)    44,686
   Accumulated deficit  . . . . . . . . .          (50,758)      3,031 (5)    (47,727)          856 (11)   (49,902)
                                                 ---------    --------       --------      --------       ---------
Total stockholders' equity (deficit)  . .           (6,799)      5,549         (1,250)        1,612         (5,187)
                                                 ---------    --------       --------      --------       --------
Total liabilities and stockholders' equity       $  25,118    $ (5,532)      $ 19,586      $ (2,730)      $ 22,388
                                                 =========    =========      ========      =========      ========

                      (footnotes begin on following page)

  (1) Represents payment of $4,769,000 in principal ($500 payable in cash per $1,000 of principal amount) and $763,000 in interest ($80 payable in cash per $1,000 of principal amount).

  (2) Represents cancellation of $1,520,000 in accrued interest and $98,000 in default interest, each at the rate of 7 1/2% per year, partially offset by the accrual of $75,000 in related filing expenses.

  (3) Represents Debenture payoff of $4,769,000 in cash, the issuance of $1,679,000 in common stock, and the realization of $3,090,000 of cancellation of debt (non-recurring gain).

  (4) Using the $11.00 Assumed Value Per Share, less the $.01 par value per share of common stock: (a) the aggregate par value is computed by multiplying 228,912 shares of common stock by the $.01 par value per share; and (b) the additional paid in capital is derived by multiplying the remaining $10.99 per share ($11.00 less $.01) by 228,912 shares.

  (5) Represents non-recurring gains of $3,090,000 and $16,000 in the exchange of Exchange Consideration for principal and total interest and default interest, respectively, partially offset by the accrual of $75,000 in related filing expenses.

  (6) Represents payment of $1,431,000 in principal ($500 payable in cash per $1,000 of principal amount), $1,230,000 in interest, plus $69,000 in default interest (the sum of $80 payable in cash per $1,000 of 30% of the outstanding principal amount plus the interest on 70% of the outstanding principal amount at the rate of 7 1/2% per year from April 15, 1994 to June 1, 1995 plus interest on default interest at the same rate of 7 1/2%).

  (7) Represents cancellation of $1,458,000 in accrued interest and $98,000 in default interest, each at the rate of 7 1/2% per year, partially offset by the accrual of $75,000 in related filing expenses.

  (8) Represents Debenture payoff of $1,431,000 in cash, $503,000 in common stock (at the $11.00 Assumed Value Per Share), and $927,000 forgiveness of debt (non-recurring gain), and reclassification of $6,677,000 from a long-term debt in default to a long-term debt.

  (9) Reclassification of $6,677,000 unexchanged Debentures from a long-term debt in default to a long-term debt.


 (10) Additional paid-in capital of $10.99 (at the $11.00 Assumed Value Per Share less the $0.01 par value per share) multiplied by 68,674 shares of common stock = $754,723. Aggregate par value of 68,674 shares of common stock multiplied by $.01 per share = $687.


 (11) Represents non-recurring gains of $927,000 and $4,000 in the exchange of Exchange Consideration for principal and total interest and default interest, respectively, partially offset by the accrual of $75,000 in related filing expenses.

                         COMPREHENSIVE CARE CORPORATION
                Pro Forma Consolidated Statements of Operations
                       Three Months Ended August 31, 1996
                (dollars in thousands, except per share amounts)

                                                                                  Pro Forma
                                                                 ---------------------------------------------
                                                 August 31, 1996 Adjustments     100%    Adjustments    30%
                                                 --------------- -----------  ---------  -----------  --------
Revenues:
  Operating revenues  . . . . . . . . . . .         $  8,993    $   --      $  8,993    $    --      $ 8,993

Costs and expenses:
  Direct healthcare operating expenses  . .            8,169        --         8,169         --        8,169
  General and administrative expenses . . .            1,654        75 (1)     1,729         75 (1)    1,729
  Restructuring expenses  . . . . . . . . .              195        --           195         --          195
  Provision for doubtful accounts . . . . .               47        --            47         --           47
  Depreciation and amortization . . . . . .              162        --           162         --          162
                                                    --------    ------      --------    -------      -------
Total Costs and Expenses  . . . . . . . . .           10,227        75        10,302         75       10,302
                                                    --------    ------      --------    -------      -------

Loss from operations  . . . . . . . . . . .           (1,234)      (75)       (1,309)       (75)      (1,309)
                                                    --------    ------      --------    -------      -------

  Gain on sale of assets  . . . . . . . . .                6        --             6         --            6
  Loss on sale of assets  . . . . . . . . .             (250)       --          (250)        --         (250)
  Interest income . . . . . . . . . . . . .               45        --            45         --           45
  Interest expense  . . . . . . . . . . . .             (336)      206 (2)      (130)        81 (3)     (255)
                                                    --------    ------      --------    -------      -------
Loss before income taxes  . . . . . . . . .           (1,769)      131        (1,638)         6       (1,763)

  Provision (benefit) for income taxes  . .               (1)       --            (1)        --           (1)
                                                    --------    ------      --------    -------      -------

  Loss before extraordinary item  . . . . .         $ (1,768)   $  131      $ (1,637)   $     6      $(1,762)
                                                    ========     =====      ========    =======      =======

Loss per common share:
  Loss before extraordinary item  . . . . .         $  (0.62)   $ 0.05      $  (0.57)   $    --      $ (0.62)
                                                    ========    ======      ========    =======      =======

____________________________

(1) Represents legal, accounting, printing, distribution and filing fees related to the Exchange.

(2) Represents $179,000 of Debenture interest accruing at 7 1/2% on $9,538,000 of principal amount and $27,000 of default interest which is calculated at an interest rate of 7 1/2% of unpaid interest and would not have accrued assuming the Exchange occurred effective June 1, 1996.

(3) Represents $54,000 of Debenture interest accruing at 7 1/2% on $9,538,000 of principal amount and $27,000 of default interest which is calculated at an interest rate of 7 1/2% of unpaid interest and would not have accrued assuming the Exchange occurred effective June 1, 1996.

         The Pro Forma Consolidated Statements of Operations do not reflect the non-recurring gain resulting from the Debenture Exchange, which is estimated to be approximately $3,312,000 and $994,000, respectively, before taxes, on a 100% or 30% Exchange of the outstanding $9,538,000 in principal amount of Debentures.

         Assuming 100% of the Debentures are exchanged, the portion of the gain attributable to unpaid principal and interest is $3,090,000 and $222,000, respectively. The principal gain is computed by subtracting from the $9,538,000 of outstanding principal, $4,769,000 of cash ($500 per $1,000 of outstanding principal) and the issuance of $1,679,000 of common stock (16 shares per $1,000 of outstanding principal multiplied by the $11.00 Assumed Value Per Share). The interest gain is computed by multiplying 7 1/2% by the $9,538,000 of principal amount outstanding for the period from April 15, 1994 to August 31, 1996 plus interest at 7 1/2% on the unpaid default interest amount for the period from October 15, 1994 to August 31, 1996 based on an increasing default balance as additional payments became due less $80 per $1,000 of $9,538,000 (100% of outstanding principal amount) for an amount of $763,000 of cash and the issuance of $839,000 of common stock (8 shares per $1,000 of the outstanding principal amount exchanged multiplied by the $11.00 Assumed Value Per Share).

         Assuming 30% of the Debentures are exchanged, the portion of the gain attributable to unpaid principal and interest is $927,000 and $66,000, respectively. The principal gain is computed by subtracting from the 30% of the $9,538,000 of outstanding principal equaling $2,861,000, $1,431,000 of cash ($500 per $1,000 of 30% of the outstanding principal) and the issuance of $504,000 of common stock (16 shares per $1,000 of 30% of the outstanding principal multiplied by the $11.00 Assumed Value Per Share). The interest gain is computed by multiplying 7 1/2% by 30% of the $9,538,000 principal amount outstanding for the period of April 15, 1994 to August 31, 1996 plus interest of 7 1/2% on the unpaid default interest amount for the period from October 15, 1994 to August 31, 1996 due under the exchanged 30% of the $9,538,000 principal amount outstanding, based on an increasing default balance as additional payments became due, less $80 per $1,000 of $2,861,000 (30% of outstanding principal), for an amount of $229,000 of cash and the issuance of $252,000 of common stock (8 shares per $1,000 of principal amount exchanged multiplied by the $11.00 Assumed Value Per Share).

         The total of default interest installments overdue on the $9,538,000 principal amount outstanding was $357,675 from October 15, 1994 to April 15, 1995; $715,350.00 from April 15, 1995 to October 15, 1995; $1,073,025 from
October 15, 1995 to April 15, 1996; and $1,430,700 from April 15, 1996 through August 31, 1996.

                         COMPREHENSIVE CARE CORPORATION
                Pro Forma Consolidated Statements of Operations
                         Fiscal Year Ended May 31, 1996
                (dollars in thousands, except per share amounts)

                                                                               Pro Forma
                                                               ---------------------------------------------
                                                  May 31, 1996 Adjustments     100%    Adjustments    30%
                                                  ------------ -----------  ---------  -----------  --------
Revenues:
  Operating revenues  . . . . . . . . . . .         $ 32,488    $   --      $ 32,488    $    --      $32,488

Costs and expenses:
  Direct healthcare operating expenses  . .           29,208        --        29,208         --       29,208
  General and administrative expenses . . .            7,632        75 (1)     7,707         75 (1)    7,707
  Provision for doubtful accounts . . . . .              934        --           934         --          934
  Depreciation and amortization . . . . . .            2,099        --         2,099         --        2,099
  Restructuring expenses  . . . . . . . . .               94        --            94         --           94
  Equity in loss of unconsolidated affiliates            191        --           191         --          191
                                                    --------    ------      --------    -------      -------
Total Costs and Expenses  . . . . . . . . .           40,158        75        40,233         75       40,233
                                                    --------    ------      --------    -------      -------

Loss from operations  . . . . . . . . . . .           (7,670)      (75)       (7,745)       (75)      (7,745)
                                                    --------    ------      --------    -------      -------

  Gain on sale of assets  . . . . . . . . .            1,336        --         1,336         --        1,336
  Loss on sale of assets  . . . . . . . . .              (82)       --           (82)        --          (82)
  Interest income . . . . . . . . . . . . .              210        --           210         --          210
  Interest expense  . . . . . . . . . . . .           (1,374)      791 (2)      (583)       290 (3)   (1,084)
  Non-operating gain  . . . . . . . . . . .              860        --           860         --          860
                                                    --------    ------      --------    -------      -------
Loss before income taxes  . . . . . . . . .           (6,720)      716        (6,004)       215       (6,505)

  Provision (benefit) for income taxes  . .           (2,478)       --        (2,478)        --       (2,478)
                                                    --------    ------      --------    -------      -------

  Loss before extraordinary item  . . . . .         $ (4,242)   $  716      $ (3,526)   $   215      $(4,027)
                                                    ========     =====      ========    =======      =======

Loss per common share:
  Loss before extraordinary item  . . . . .         $  (1.60)   $ 0.27      $  (1.33)   $  0.08      $ (1.52)
                                                    ========    ======      ========    =======      =======

____________________________

(1) Represents legal, accounting, printing, distribution and filing fees related to the Exchange.

(2) Represents $715,000 of Debenture interest accruing at 7 1/2% on $9,538,000 of principal amount and $76,000 of default interest which is calculated at an interest rate of 7 1/2% of unpaid interest and would not have accrued assuming the Exchange occurred effective June 1, 1995.

(3) Represents $214,000 of Debenture interest accruing at 7 1/2% on $9,538,000 of principal amount and $76,000 of default interest which is calculated at an interest rate of 7 1/2% of unpaid interest and would not have accrued assuming the Exchange occurred effective June 1, 1995.

         The Pro Forma Consolidated Statements of Operations do not reflect the non-recurring gain resulting from the Debenture Exchange, which is estimated to be approximately $3,106,000 and $932,000, respectively, before taxes, on a 100% or 30% Exchange of the outstanding $9,538,000 in principal amount of Debentures.

         Assuming 100% of the Debentures are exchanged, the portion of the gain attributable to unpaid principal and interest is $3,090,000 and $16,000, respectively. The principal gain is computed by subtracting from the $9,538,000 of outstanding principal, $4,769,000 of cash ($500 per $1,000 of outstanding principal) and the issuance of $1,679,000 of common stock (16 shares per $1,000 of outstanding principal multiplied by the $11.00 Assumed Value Per Share). The interest gain is computed by multiplying 7 1/2% by the $9,538,000 principal amount outstanding for the period from April 15, 1994 to May 31, 1996 plus interest at 7 1/2% on the unpaid default interest amount for the period from October 15, 1994 to May 31, 1996 based on an increasing default balance as additional payments became due less $80 per $1,000 of $9,538,000 (100% of outstanding principal amount) for an amount of $763,000 of cash and the issuance of $839,000 of common stock (8 shares per $1,000 of the outstanding principal amount exchanged multiplied by the $11.00 Assumed Value Per Share).

         Assuming 30% of the Debentures are exchanged, the portion of the gain attributable to unpaid principal and interest is $927,000 and $5,000, respectively. The principal gain is computed by subtracting from the 30% of the $9,538,000 of outstanding principal equaling $2,861,00, $1,431,000 of cash ($500 per $1,000 of 30% of the outstanding principal) and the issuance of $504,000 of common stock (16 shares per $1,000 of 30% of the outstanding principal multiplied by the $11.00 Assumed Value Per Share). The interest gain is computed by multiplying 7 1/2% by 30% of the $9,538,000 principal amount outstanding for the period of April 15, 1994 to May 31, 1996 plus interest of 7 1/2% on the unpaid default interest amount for the period from October 15, 1994 to May 31, 1996 due under the exchanged 30% of the $9,538,000 principal amount outstanding, based on an increasing default balance as additional payments became due, less $80 per $1,000 of $2,861,000 (30% of outstanding principal), for an amount of $229,000 of cash and the issuance of $252,000 of common stock (8 shares per $1,000 of principal amount exchanged multiplied by the $11.00 Assumed Value Per Share).

         The total of default interest installments overdue on the $9,538,000 principal amount outstanding was $357,675 from October 15, 1994 to April 15, 1995; $715,350.00 from April 15, 1995 to October 15, 1995; $1,073,025 from
October 15, 1995 to April 15, 1996; and $1,430,700 from April 15, 1996 through May 31, 1996.

                   POTENTIAL FEDERAL INCOME TAX CONSEQUENCES

         The discussion under the heading "Potential Federal Income Tax Consequences" in the Offering Circular expresses the Company's understanding as to all material federal income tax consequences of the Exchange to the Debentureholder that participates by tendering Debentures for Exchange to the Company. Debentureholders should consult the Offering Circular for that information in connection with deciding whether to tender in the Exchange Offer or to the extent that an understanding of the Company's potential federal income tax consequences arising from the Exchange may be relevant. Consent on the Proposals will be necessary in order to allow the Company to consummate the Exchange. The potential federal income tax consequences of the Exchange are as set forth in the Offering Circular under the heading "Potential Federal Income Tax Consequences."

EFFECTS ON THE DEBENTUREHOLDERS

         For federal income tax purposes, none of the Proposals would make any material difference to the Debentureholder regarding the tax consequences of holding Debentures.

EFFECTS ON THE COMPANY

         For federal income tax purposes, none of the Proposals would make any material difference to the Company regarding the tax consequences of being the issuer of Debentures.

LIMITATIONS AND QUALIFICATIONS OF THE DISCUSSION

         The foregoing discussion contains information regarding federal income tax consequences of the Proposals to a typical taxpayer who does not participate in the Exchange. The discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

         The summary is based upon the Internal Revenue Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, which change may be retroactive, and any such change could affect the continuing validity of this discussion.

         EACH DEBENTUREHOLDER IS URGED TO SEEK HIS, HER OR ITS OWN TAX ADVICE. All Debentureholders are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Proposals to them in their particular circumstances.

                             THE PROPOSED EXCHANGE

         The references herein to the Exchange Offer, or the like, are not intended to imply or indicate that any offer of exchange is made in this Debenture Consent Solicitation Statement expressly or impliedly. The Exchange Offer only will be made pursuant to the accompanying Offering Circular,
Schedule 13E-4, Letter of Transmittal and the documents referred to therein (collectively, "Exchange Offer Documents"). The Company desires the Exchange Offer to be an offer to its Debentureholders to surrender for exchange each $1,000 in outstanding principal amount of Debentures, and accrued and unpaid interest to the exchange date, which at November 15, 1996 will aggregate $208.98 of interest per $1,000 in outstanding principal amount, for an Exchange Consideration aggregately of $580 in cash and 24 shares of Common Stock, which will be comprised of $500 in cash and 16 shares Common Stock, as principal, plus $80 in cash and 8 shares of Common Stock, as interest (the "Exchange Offer"). Unless the Consents requested herein are granted by the Debentureholders holding the necessary aggregate principal amount of Debentures to effect rescission of acceleration of the Debentures, the Company will not have any obligation to effect the Exchange and pay Exchange Consideration. The Company does not presently contemplate completion of the Exchange unless the Debenture acceleration is rescinded and the Company's funding is adequate to pay Exchange Consideration to all tendering Debentureholders and default interest, and interest thereon, to all non-tendering Debentureholders, because the Company does not expect to be able to make the payment of $9,538,000 principal plus $1,993,294 interest, as of November 15, 1996, that would be required in order to retire the Debentures. The Indenture also requires the Company to satisfy the Company's financial commitments that are senior to the Debentures and have become due. A rescission of acceleration of the Debentures would effect a reinstatement of the Debentures to their original non-accelerated terms, and that should result in an immediate improvement in the Company's working capital deficit. There may be potentially some relative improvement in the Company's debt-carrying ability.

         The Debentureholders may wish to consider the opportunity that the Company is providing to the Debentureholders to exchange their Debentures for Exchange Consideration. However, should the Company's financial position after rescission of acceleration and until the original maturity date of the Debentures improve to such extent as Debentures can be paid in full on maturity, the Debentureholders may wish to continue holding Debentures, as well as giving Consent. Giving Consent will not effectively tender your Debentures. The manner of tendering Debentures is described in the Exchange Offer Documents.

         The Company cannot purchase any Debentures, otherwise than in an exchange pursuant to the Exchange Offer, until the expiration of at least ten business days after the termination of the Exchange Offer, and has no intention presently to do so thereafter.

         A registered Debentureholder's right to Consent will continue despite tendering Debentures in the Exchange Offer, until such tendered Debentures are accepted by the Company in the Exchange. A registered Debentureholder who tenders Debentures in the Exchange Offer will also thereafter be able to revoke a previous Consent. On the date or dates that Debentures are exchanged for Exchange Consideration (the "Exchange Date"), the Debentures accepted for payment will become the Company's, and such aggregate number of Debentures shall be excluded thereafter from voting and from the calculation of the percentage required for Consent.

         It is each beneficial and record Debentureholder's right to elect not to tender such holder's Debentures. Nevertheless, there can be no assurance that the aggregate market value of the Debentures (plus the default interest paid) after a rescission of acceleration will be as great as the aggregate market value of the Debentures while they continue to be immediately due and payable. Debentureholders are urged, in addition to Consenting, to carefully consider the Exchange Offer. After the Exchange Offer, the trading in the Debentures may become more thin and sporadic, which could adversely affect the liquidity of an investment in the Debentures.

         A rescission of acceleration of the Debentures will not alter the rights, pursuant to the Indenture, of Debentureholders to accelerate the Debentures following any future Event of Default by the Company. In anticipation that rescission of acceleration will be accomplished, the Company is concurrently making the Exchange Offer. Concurrently with the Debenture Consent Solicitation, therefore, each Debentureholder will find it necessary to decide whether or not to tender Debentures based on either the current acceleration or the possibility that a rescission of acceleration will be effected, which may have the significant effect of reinstating the Debentures' original maturity date of April 15, 2010. In doing so, each Debentureholder should consider the information set forth in the Exchange Offer Documents pertaining to the Exchange Offer and not only the information set forth herein.

         The Exchange Offer is being made by the Company in reliance upon the exemption from the registration requirements of the Securities Act afforded by
Section 3(a)(9) of the Securities Act. The Company, therefore, will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting Debentureholders to give Consents or to exchange Debentures. Directors, officers and regular employees of the Company, who will not receive additional compensation therefor, may solicit Debentureholders to give Consents and/or to exchange Debentures.

BACKGROUND

         The Debentures were issued by the Company on April 25, 1985. On October 17, 1994, the Company failed to make an interest payment as described in the next paragraph. On or about February 10, 1995, an acceleration of all principal and interest due under the Debentures was declared. Thereafter, on February 24, 1995, an involuntary bankruptcy petition was filed against the Company. The petition was dismissed on March 6, 1995 with the consent of the petitioners.

         The Company has missed five semi-annual interest payments, due October 15, 1994, April 15, 1995, October 15, 1995, April 15, 1996, and October 15,
1996. It is estimated that the interest (and default interest thereon) accrued through November 15, 1996 will aggregate $1,993,294.

         Except for the effects of acceleration of the Debentures, the maturity date of the Debentures would be April 15, 2010, and interest would be payable semi-annually on each April 15 and October 15. See "Default on Debentures" below. The Company has outstanding $9,538,000 in principal amount of Debentures. The Debentures were issued for a price equal to 100% of the aggregate original principal amount of $46.0 million. Since that time, $36,462,000 aggregate principal amount of Debentures have been converted by their holders into Common Stock. No sinking fund obligations under the Debentures apply to the Company on account of the cancellation of such Debentures. See "The Proposals-- Proposal No. 4" above. The interest cost to the Company under the Debentures is 7 1/2% of the outstanding principal amount per year and, while a nonpayment continues, includes interest at the annual rate of 7 1/2% on the overdue amounts. If the Exchange is accomplished, the reduction of the Debenture's debt service requirement would decrease the Company's future cash flow requirement. The Debentures currently are redeemable, in whole or in part, by the Company at 100% of face value.

         DEFAULT ON DEBENTURES

         The Company's losses in fiscal 1995 caused the Company to suspend interest payments to the holders of the Company's Debentures. As a result, the Company notified the Trustee that the Company was proposing a default interest payment date. After the default interest payment date was announced, but prior to payment, a group of Debentureholders and others purporting to hold an aggregate of 25% of the principal amount of the Debentures then outstanding declared on or about February 10, 1995 an acceleration of the principal in the aggregate amount of $9,538,000 plus interest and default interest accrued from April 15, 1994, which thereby became immediately due and payable. A subset of such persons filed an involuntary petition on February 24, 1995 in United States Bankruptcy Court for the Northern District of Texas against the Company under Chapter 7 of the U.S. Bankruptcy Code, which was dismissed, with the consent of the petitioners, on March 6, 1995 following the execution of the Letter Agreement described below.

         AGREEMENT OF PARTICIPATING SECURITYHOLDERS

         On March 3, 1995 the Company entered into a letter agreement (sometimes herein called the "Letter Agreement") with Mr. Jay H. Lustig, an individual who was representing certain holders of Debentures ("Participating Securityholders") owning or purporting to own approximately 25% in outstanding principal amount of Debentures who had taken the action to accelerate Debentures and filed an involuntary petition for bankruptcy of the Company on February 24, 1995. For the reasons set forth below, the Company believes that it is not bound by the Letter Agreement. The Exchange is being made by the Company voluntarily and includes certain of the concepts of the Letter Agreement as a framework for the currently proposed Exchange. Some of the terms of the proposed Exchange Offer are different from the Letter Agreement. See "Differences Between the Exchange Offer and the Letter Agreement's Contemplated Exchange" below.

         The Letter Agreement provided for a consensual out-of-court resolution that the Company's Board of Directors approved as being in the best interests of the Company and its stockholders and other stakeholders. Pursuant to the Letter Agreement, the holders' representative agreed to provide notices of waiver of the interest non-payment default, notices of rescission of the Debenture acceleration and the effects thereof, and consent to the immediate dismissal of the involuntary Chapter 7 petition filed on February 24, 1995 from holders of $2.5 million in outstanding principal amount of Debentures by March 31, 1995 and to use best efforts to provide waivers of the interest default and notice of rescission of acceleration from the additional amount necessary to constitute a majority of outstanding principal amount of Debentures. In return, the Company agreed to provide an opportunity within 180 days to holders of Debentures to tender their Debentures to the Company pursuant to an exchange offer to be made by the Company to the holders of Debentures. The exchange offer consideration was to consist of a payment of $500 in cash; $120 worth in shares of Common Stock at a defined value equal to an average market price calculated based on every round-lot trade over a specified trading period; and an $80 portion, in cash, of the accrued and unpaid interest. The balance of accrued interest and default interest in excess of such $80 was required to be waived by the record holder at the record date for interest payment.

         In addition, the Letter Agreement provided for a pledge by the Company after 150 days of all of the shares of CCI, formerly known as CareUnit, Inc., a wholly-owned operating subsidiary of the Company, to secure the Company's obligation to complete the exchange on the agreed upon terms or otherwise to purchase Debentures, provided that the holder's representative and the Participating Securityholders had in each material respect performed their obligations required to be performed.

         Under the Letter Agreement, one of the material objectives was to obtain from the holders of a majority interest in the Company's outstanding Debentures a consent to, or waiver of, certain incidents of non-compliance with, and to rescind acceleration of, the Debentures. The Company believes the continuing acceleration results in material part from non-performance of material obligations by the Participating Securityholders. Although the Letter Agreement is not binding upon the Company, in its view, the currently proposed Exchange Offer is being made by the Company voluntarily and includes certain of the concepts of the Letter Agreement as a framework for the proposed Exchange. The Company believes that the Exchange Offer as presently contemplated will substantially comply with all material terms of the Letter Agreement in any case.

         The Debentureholders represented by Mr. Lustig consented to withdrawal of the bankruptcy petition, and the Company was advised by Mr. Lustig that each of them submitted notices of rescission of acceleration. Such Participating Securityholders did not hold a majority in principal amount of the Debentures. Management believes that the Participating Securityholders nevertheless did not use best efforts to solicit or to cause the Trustee to solicit notices of rescission of acceleration from other Debentureholders as necessary in order that notices of rescission of acceleration would be given by a majority in principal amount of the Debentures.

         DIFFERENCES BETWEEN THE EXCHANGE OFFER AND THE LETTER AGREEMENT'S CONTEMPLATED EXCHANGE

         The Exchange Consideration includes a precise number of shares of Common Stock that was calculated as closely as practicable based on a formula from the Letter Agreement. The Letter Agreement provided for a number of shares of Common Stock calculated based on the reported prices on the NYSE Composite Tape during a defined trading period -- March 6, 1995 through May 19, 1995. The Exchange Consideration is based on the same trading period. The Exchange Consideration was calculated based on the weighted average closing price, although the Letter Agreement specified that the price "averaging" calculation was to have been based on the average price of each and every round-lot trade (100 shares or more). The information necessary for the specified calculation, as the Company experienced, is obtainable only within a short time following the trading day involved. When the Company's request for the specified dates was received by one of the few appropriate sources for such data, such data was no longer available for the beginning half of the trading period. The $7.50 defined worth per share is an approximation of $7.47, which was the "weighted average" trading price during the specified period (price times volume reported on the NYSE Composite Tape). The actually calculated value of $7.47 would have produced fractional shares. The $7.47 amount was calculated based on the daily closing prices over the same trading period, with the weighted daily closing prices for daily composite volume to follow the framework of the Letter Agreement by making trading volume a factor. This method is believed to approximate the Letter Agreement method as well as reasonably possible throughout the specified trading period. The Company was unable to utilize the individual round-lot trading prices to know the results of such a calculation, but believes the results would not be materially different from $7.50.

         The Letter Agreement provided that the previously proposed exchange would be consummated within 180 days; provided, however, that the Company promised to use "best efforts" and its obligation to consummate the exchange was expressly conditioned upon the satisfaction of Participating Securityholders' obligations. Management of the Company believes that the continuance of the nonpayment of the Debentures by approximately one year beyond such 180 days contemplated in the Letter Agreement makes its offer of an additional eight (8) shares of Common Stock per $1,000 principal amount exchanged, as interest, comparable in attractiveness to the offer contemplated by the Letter Agreement and reasonable in the circumstances, although no assurance is given as to the actual amount of value that should be given to one share of Common Stock or the proceeds thereof at any particular date, and no assurance is given that the additional shares compensate financially for the time value of the money not received previously.

         The Letter Agreement provided for an agreement by the Company in favor of all of the Debentureholders not to pledge the shares of CCI (formerly known as CareUnit, Inc.) after the date of the Letter Agreement in order for the Company to be prepared to satisfy a future obligation, as of approximately July 29, 1995, to pledge those shares under the Letter Agreement. The Company was willing and ready to do so, but only if the Participating Securityholders had performed all of their material obligations under the Letter Agreement (with opportunity for cure if cure was possible). The Company has not pledged the shares to any person, and has no intention of doing so. Such pledge would have been to secure "the Company's obligation to purchase the Debentures on and subject to the terms and conditions of the Letter Agreement or otherwise." Management of the Company believes that the Company's obligations to perform the pledge of CCI shares did not arise because Participating Securityholders did not use best efforts to provide notices of rescission of acceleration signed by a majority of the outstanding principal amount of Debentures. The Letter Agreement also provided that a disposition of the shares for the benefit of satisfying the Debentures would have been permitted at any time after approximately August 28, 1995, which was 180 days after March 3, 1995. No pledge of the CCI shares is contemplated by the Company because in its view the particular provision of the Letter Agreement related thereto is not binding upon the Company because of the failure on the part of the other parties thereto to perform under the conditions thereof. The Company's management determined that making such a pledge would materially impair the Company's business and financial prospects.

         Pursuant to the Letter Agreement, every holder of Debentures who tendered them for exchange was to receive interest in an amount of $80 in cash in lieu of receiving the full actual amount of the interest. The Exchange Offer interest payment as contemplated today differs by including an additional eight (8) shares of Common Stock. To the extent the accrual exceeded the designated $80 in cash as interest, the tender of Debentures was to constitute a waiver of excess accrued interest. At November 15, 1996, $208.98 of interest will have accrued per $1,000 of principal amount. The Company believes that increasing the interest payment with shares of Common Stock should provide Debentureholders an Exchange Offer that offers comparable incentive taking into account the original framework of the Letter Agreement and conserves the Company's cash funds for future needs.

         Because of the failure, in the Company's judgment, of the Participating Securityholders to use best efforts to deliver the rescissions of the acceleration and waiver of defaults by the registered owners of a majority in principal amount of the Debentures, the Company is seeking the Consent of Debentureholders through this solicitation. The Letter Agreement did not contemplate a Company solicitation similar to this Statement, or the Company's resulting costs, expenses and time consumed.

         PRICE OF DEBENTURES AND COMMON STOCK PRIOR TO ANNOUNCEMENT

         As of March 2, 1995, the date preceding the public announcement of the intention to make the Exchange Offer, the bid price for Debentures per each $1,000 principal amount was $360 and the asked price was $390. Debenture prices were reported to the Company informally, directly from brokers in the over-the-counter market, and such reports are not intended to indicate that active trading exists.

         As of March 2, 1995, the NYSE Composite Tape reported that the Company's Common Stock high sales price was $6, low sales price was $5 5/8, and closing sales price was $5 3/4.

         As of November 4, 1996, the bid and asked prices for the Debentures were $470.20 and $472.70, respectively, as reported by Merrill Lynch & Co., Inc., based only on the trading records of such broker. The Debentures are not quoted on any automated quotation system. The low and high sales prices for the Company's Common Stock on November 4, 1996 were $11 3/8 and $11 3/4, respectively, as reported on the NYSE Composite tape, and the closing sales price was $11 1/2.

EXCHANGE OFFER FUNDING REQUIREMENTS AND SOURCES

         The proposed Exchange Offer will require, if accomplished at all, the issuance of up to 228,912 shares of the Company's Common Stock to fund the stock portion of the Exchange. Principal of $500 in cash and sixteen (16) shares of Common Stock will be a designated principal portion of the Exchange Consideration. Accrued interest to the extent of $80 in cash plus eight (8) shares of Common Stock per $1,000 principal amount of Debentures will be a designated interest portion of the Exchange Consideration.

         Assuming that a majority in principal amount of Debentures consent to give notice of rescission of acceleration, then the acceleration will be rescinded if and only if the Company pays the interest due on the Debentures that are not tendered. The interest includes five semi-annual interest installments (interest from approximately April 15, 1994 to October 15, 1996) plus interest on defaulted interest payments accrued or accruing and unpaid to the date that the interest is paid (the "Interest Payment Date"). At November 15, 1996, the aggregate interest due will be approximately $2.0 million.

         Debentures that are accepted in the Exchange will become the property of the Company, along with all rights or claims thereunder, and a Debentureholder who surrenders a Debenture will immediately become the holder of a right to receive the Exchange Consideration. Assuming that 100% of the principal amount of Debentures are exchanged, the Company will require a maximum of $5,532,040 to pay the cash portion of the Exchange Consideration.

         At August 31, 1996, the Company had approximately $2.4 million in short-term cash equivalent investments. An additional $5.4 million was received by the Company on October 5, 1996, the Company's 1996 Federal income tax refund. The Company estimates that $5.6 million would be sufficient to exchange approximately 100% of the outstanding principal amount of the Debentures, including estimated expenses. The Company also anticipates utilizing one or more of the following potential sources of cash to provide funds for its additional cash needs.

         o The Company's freestanding hospital facility in Jacksonville, Florida is under a contract for sale, and the transaction is scheduled to be completed during the second or third quarter of fiscal 1997. The sale proceeds are expected to be $1.3 million.

         o The Company filed its fiscal 1995 Federal tax return, and a Form 1139 "Corporate Application for Tentative Refund" in the amount of $9.4 million. The Company received the full refund claim for fiscal 1995 in October 1995. In September 1996, the Company filed its fiscal 1996 Federal tax return and also filed a Form 1139. These 1996 filings indicate a refund to the Company in the amount of $5.5 million. In October 1996, the Company received a $5.4 million refund for fiscal 1996. The Company has also filed amended Federal tax returns for prior years to claim refunds for an additional $7.7 million. These refund claims have been made under Section 172(f) of the Internal Revenue Code, an area of the tax law with little guiding legal precedent, and there may be substantial opposition by the IRS to the Company's refund claims. The Company is currently under audit by the IRS regarding its 1995 Federal tax return and the amended returns for prior years. Accordingly, no assurances can be made to the Company's entitlement to such refunds or the timing of the receipt thereof.

         o The Company has received a firm commitment from a mutual fund to purchase directly from the Company in a private placement at least $5.0 million of face amount of 15% fully secured promissory notes due no earlier than 15 months from the date of issue, such commitment to remain open until at least August 1997.

         o In connection with the sale of a hospital facility in the first quarter of fiscal 1997, the Company took back a note on the property with provisions that allow the buyer a discount if the note is redeemed in the first six months. In the event the buyer exercises this option, the proceeds to the Company would be $1.55 million; however, no assurance can be made when such proceeds might be received.

         These potential needs for and sources of additional cash are subject to variation due to business and economic influences outside the Company's control. There can be no assurance that during fiscal 1997 the Company will complete the transactions required to fund its working capital deficit. Further, the rescission of acceleration will not occur until after the Exchange has been funded fully.



      SUMMARY COMPARISON OF TERMS OF DEBENTURES AND EXCHANGE CONSIDERATION


                      THE DEBENTURES                                      EXCHANGE CONSIDERATION
                      --------------                                      ----------------------
PRINCIPAL             While the Debentures are accelerated, $1,000 of     The Exchange Consideration includes, as
                      principal and interest accrued on the principal     principal, for each $1,000 in principal amount
                      to the date of payment is payable, along with       exchanged, $500 in cash plus 16 shares of
                      interest on unpaid interest to the extent lawful    Common Stock.  As of November 4, 1996, the
                      is due and payable in cash.  See "Interest"         reported closing price of the Common Stock on
                      below.  If the acceleration is rescinded, the       the NYSE was $11 1/2.  The rights of holders
                      principal amount will be due in full April 15,      of Common Stock are junior to the rights of
                      2010, subject to earlier redemption in the          Debentureholders and all other creditors.  See
                      Company's discretion.  No sinking fund payments     "Ranking" below.
                      will be due.  See "The Proposals--Proposal
                      No. 4."

INTEREST              Interest accrues at the rate of 7 1/2% per annum    The Exchange Consideration includes, as
                      calculated on a 30-day month and 360 day year       interest, for each $1,000 in principal amount
                      basis. Interest has not been paid since the         exchanged, $80 in cash plus eight (8) shares
                      payment that was made on April 15, 1994 on the      of Common Stock. No additional payment of
                      Debentures.  Five semi-annual interest              Exchange Consideration will be due on account
                      installments are in arrears (October 15, 1994,      of interest accruing or accrued or any other
                      April 15, 1995, October 15, 1995, April 15, 1996    claim under such Debentures.  As of November
                      and October 15, 1996).  Debentures earn interest    4, 1996, the reported closing price of the
                      on default interest at 7 1/2% per annum, to the     Common Stock on the NYSE was $11 1/2.
                      extent permitted by law. Approximately $208.98
                      of interest in the aggregate will have accrued
                      on each $1,000 face value to November 15, 1996.
                      If the acceleration is to be rescinded, the
                      interest required to be paid prior to rescission
                      of acceleration includes all accrued interest
                      except interest accruing on the principal amount
                      from and after October 15, 1996.

MATURITY              While the Debentures are accelerated, all           Upon the Exchange being completed, the
                      principal and interest is due and payable           tendering Debentureholders will receive
                      immediately.  If the acceleration is rescinded,     Exchange Consideration, and the Debentures
                      the principal amount will mature on April 15,       tendered and exchanged will be cancelled.
                      2010, subject to optional redemption at 100.00%     Completion of the Exchange Offer is subject to
                      of face amount, and also subject to acceleration    a high degree of risk.  See "Special Risk
                      in the event of notice by the Trustee or at         Factors."
                      least 25% in principal amount of Debentures
                      following the existence and continuation of an
                      Event of Default.  The Company elected to
                      subtract from the Company's sinking fund
                      obligations the $36,460,000 principal amount of
                      Debentures converted by Debentureholders in
                      March 1991 and previously cancelled, effectively
                      removing the sinking fund redemption obligation.
                      See "the Proposals--Proposal No. 4."

CONVERSION OR         Each $1,000 in principal amount is convertible      See "Principal" above.
EXCHANGE              into 4 whole Common shares (and a
                      Debentureholder will not be entitled to convert
                      a Debenture in a principal amount less than
                      $1,000) at the current conversion price of
                      $248.12 per share. The conversion price is
                      subject to adjustment to prevent dilution in
                      certain events. The conversion price adjustments
                      are made generally whenever shares are sold by
                      the Company at a price below the average closing
                      price on the NYSE during a specified period.
                      See "Additional Risk Factors--Conversion Price
                      Far Above Share Prices."  See the "Notice of
                      Conversion Price Adjustment" attached as
                      Exhibit 99.18 hereto. See "Principal" above.





RANKING               Unsecured general obligations of the Company        Payments received in the Exchange Offer by
                      subordinate to all existing and future Senior       Debentureholders may be subject to claims of
                      Debt of the Company (as defined). Secured Senior    Senior Debt holders or other creditors, and,
                      Debt totalled approximately $2.0 million at         if competing creditors prevail in asserting
                      August 31, 1996.                                    their claims, the Exchange Consideration may
                                                                          be forfeitable. See "Priorities of Securities
                                                                          and Other Considerations Relating to Any
                                                                          Future Bankruptcy of the Company."  Shares of
                                                                          Common Stock received in the Exchange
                                                                          constitute "equity" securities, which by their
                                                                          nature are subordinate to all indebtedness of
                                                                          the Company.

REDEMPTION AT         Redeemable at any time in whole or in part at       No redemption.
OPTION OF THE         the option of the Company at the principal
COMPANY               amount, together with accrued interest.


NO FAIRNESS OPINION

         The Company has not advised Debentureholders to exchange or to refrain from exchanging Debentures because, among other reasons, the Company has not obtained a fairness opinion concerning the Exchange Offer from any investment banking firm or an appraisal or any other investigation of the consequences of an Exchange.

                           DESCRIPTION OF DEBENTURES

         $46,000,000 principal amount, at a price of 100% of face amount plus accrued interest, of the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") were issued under an Indenture dated as of April 15, 1985 (the "Indenture") between the Company and Bank of America National Trust and Savings Association, as trustee (the "Trustee"). In March 1991, over $36 million in principal amount of Debentures were converted by their holders into shares of the Company's common stock, as then classified. As of the date hereof, $9,538,000 in principal amount remained outstanding.

         The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and persons interested in those terms are referred to the Indenture and the 1939 Act for a statement thereof. This summary makes use of certain terms defined in the Indenture or the 1939 Act and does not purport to be complete, and is qualified in its entirety by references to the Indenture and the 1939 Act. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

         The Debentures represent general unsecured obligations of the Company, subordinate in right of payment to certain other obligations of the Company as described under "Subordination of Debentures." The Debentures are convertible into the Company's Common Stock as described under "Conversion of Debentures." The Debentures are issued in fully registered form only in denominations of $1,000 or any whole multiple thereof, and will mature on April 15, 2010. The Debentures are traded in the over-the-counter market. Such trading is sporadic. The bid and asked prices of Debentures are not quoted on any automated quotation service. Bid quotations vary from broker-dealer to broker-dealer.

         The Company pays interest on the Debentures at the rate of 7 1/2% per annum to the persons who are registered holders of Debentures at the close of business on the April 1 or October 1 next preceding the interest payment date. Interest is payable semiannually on April 15 and October 15 of each year. Interest is computed on the basis of a 360-day year of twelve 30-day months. The Company may pay principal and interest by its check and may mail interest checks to a holder's registered address. Principal and premium, if any, will be payable, and the Debentures may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Trustee. The Trustee's office for this purpose is 180 E. Fifth Street, Suite 200, St. Paul, Minnesota 55101.

CONVERSION OF DEBENTURES

         The holder of any Debenture will be entitled at any time prior to the close of business on April 15, 2010, subject to prior redemption, to convert the Debentures or portions thereof which are $1,000 or whole multiples thereof, at the principal amount thereof, into shares of Common Stock of the Company, at the adjusted conversion price of $248.12 per share, subject to further adjustment as described below. On each semi-annual interest payment date, interest will be paid to the registered holder as of the record date for payment. Debentures that are surrendered for conversion after the record date for the payment of interest would receive the interest payable (Paragraph 2). No other payment or adjustment will be made on conversion of any Debenture for interest accrued thereon or dividends on any Common Stock issued (Section 10.02). The Company will not issue fractional shares of Common Stock upon conversion of Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last business day prior to the date of conversion (Section 10.03 and Paragraph 8). In the case of Debentures called for redemption, conversion rights will expire at the close of business the fifth business day prior to the redemption date (Section 3.03 and Paragraph
8).

         The conversion price, which, as adjusted, was $248.12 per share as of November 14, 1996, is subject to adjustment as set forth in the Indenture in certain events, including: the issuance of stock of the Company as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance of stock of the Company upon certain reclassifications of its Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for Common Stock at less than the current market price (as defined); the distribution to all holders of Common Stock of debt securities or assets of the Company or rights or warrants to purchase assets or securities of the Company (excluding cash dividends or distributions paid out of current or retained earnings); the issuance of shares of Common Stock (with certain exceptions) for less consideration than the current market price; and the issuance of securities convertible into or exchangeable for shares of Common Stock (other than pursuant to transactions described above and with certain exceptions) for a consideration per share of Common Stock deliverable on such conversion or exchange that is less than the current market price (as defined) of the Common Stock. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company dividend or interest reinvestment plan. In addition, no adjustment need be made if holders of Debentures are to participate in such transactions on a basis and with notice that has been determined to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company may at any time reduce the conversion price by any amount, provided that any such reduction must be effective for a minimum period of 15 days. In March 1991, the Company temporarily reduced the conversion price pursuant to such provision. If the Company consolidates or merges into or transfers or leases all or substantially all of its assets to any person, the Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the Debentures would have owned immediately after the transaction if the holders had converted the Debentures immediately before the effective date of the transaction (Sections 10.06-10.18).

         If the Company makes a distribution resulting in an adjustment to the conversion price and such adjustment is considered to result in an increase in the proportionate interests of the holders of the Debentures in the assets or earnings and profits of the Company, holders of the Debentures may be viewed as receiving a "deemed distribution" that is taxable as a dividend under Sections 301 and 305 of the Code (as it exists on the date hereof).

OPTIONAL REDEMPTION

         The Company may, at its option, redeem all or part of the Debentures, on at least 15 days' but not more than 60 days' notice to each holder of Debentures to be redeemed at the holder's registered address, at the redemption price (expressed as a percentage of principal amount) of 100%, plus accrued interest to the redemption date.

SINKING FUND

         Subject to certain conditions, the Company is required to redeem, through operation of a sinking fund, 5% of the aggregate principal amount of Debentures on April 15, 1996, and on each April 15 thereafter through April 15, 2009, at a redemption price of 100% of principal amount thereof, plus accrued interest to the redemption date. Such sinking fund payments are calculated to retire prior to maturity 70% of the Debentures outstanding on April 15, 1996. Provided, however, the Company may reduce the principal amount of Debentures to be redeemed by subtracting 100% of the principal amount of any Debentures that holders of the Debentures have converted on or before such April 15 or any Debentures that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than through operation of the sinking fund on or before such April 15. Approximately $36 million in principal amount of Debentures was converted by Debentureholders in 1991, which the Company has elected to utilize to extinguish the sinking fund obligations at April 15, 1996 and in all subsequent years (Paragraph 6). See "The Proposals--Proposal No. 4."

SUBORDINATION OF DEBENTURES

         The payment of the principal of, premium, if any, and interest on the Debentures is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, as defined in the Indenture, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Upon (i) the maturity of Senior Debt, including by acceleration or otherwise, or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Debt will be entitled to receive payment in full before the holders of Debentures are entitled to receive any payment (Sections 11.03-11.04).

         "Senior Debt" means all defined Debt (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Debentures. Provided also that Senior Debt shall not include any defined Debt of the Company to any of its subsidiaries (Section 11.02). The principal amount of Senior Debt at August 31, 1996 was estimated at $2.0 million.

         "Debt" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing obligations of the Company as lessee under leases of real or personal property, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with generally accepted accounting principles (Section 11.02).

         In addition, the claims of third parties to the assets of the Company's subsidiaries incurring such obligations will be superior to those of the Company as a stockholder, and, therefore the Debentures may be deemed to be effectively subordinated to the claims of such third parties. Certain substantial operations of the Company are conducted through such subsidiaries, and the Debentures are effectively subordinated to repayment of the Company's liabilities arising from those operations.

         The Indenture does not limit the amount of additional indebtedness, including Senior Debt, which the Company or any subsidiary can create, incur, assume or guarantee.

         As a result of these subordination provisions, in the event of insolvency, holders of the Debentures may recover less ratably than other creditors of the Company or its subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

         An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment when due of principal and premium, if any, on the Debentures; failure by the Company, continuing for 30 days after notice and opportunity to cure, to comply with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency (Section 6.01).

         If any Event of Default occurs and is continuing, the Trustee, or the holders of at least 25% in the principal amount of the Debentures then outstanding can give notice to the Company and the Trustee in order to accelerate and to declare all the Debentures to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, and subject to applicable law, all outstanding Debentures become due and payable without further action or notice (Section 6.02).

         If an Event of Default occurs and is continuing, the Trustee may pursue any remedy available at law or in equity to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Indenture or the Debentures. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default (Section 6.03).

         Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. A holder of Debentures may enforce a remedy with respect to the Indenture or the Debentures only if the Trustee gives notice of a continuing Event of Default, the holders of at least 25% in principal amount of then outstanding Debentures make a request to the Trustee to pursue the remedy, such holders offer to the Trustee an indemnity satisfactory to the Trustee against loss, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and during such 60-day period the holders of a majority in principal amount of then outstanding Debentures do not give the Trustee a direction inconsistent with the request (Section 6.06). Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee regarding the time, method and place of exercising any trust or power conferred on it (Section 6.05).

         The Trustee is required, within 90 days after the occurrence of any Event of Default which is known to the Trustee and continuing, to give the holders of the Debentures notice of such Event of Default. The Trustee may withhold from holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest (Section 7.05). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and upon becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default (Section 4.03).


        For reference, the Trustee's six (6) notices of existing Events of Default, and other matters therein, are contained in Exhibit 99.11.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not consolidate or merge into, or transfer all or substantially all of its assets to, another corporation, person or entity unless (i) the successor is a United States corporation, (ii) it assumes all of the obligations of the Company under the Debentures and the Indenture, and
(iii) after such transaction no Event of Default exists (Article 5).

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least two-thirds in principal amount of such then outstanding Debentures, and any existing default or non-compliance with any provision may be waived with the consent of the holders of at least two-thirds in principal amount of the then outstanding Debentures (Sections 9.02 and 6.04). Without the consent of any holder of the Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to holders of the Debentures in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any holder of the Debentures (Section 9.01 and Paragraph 12). Without the consent of each Debentureholder affected, the Company may not reduce the principal amount of Debentures, the holders of which must consent to in order to amend the Indenture; reduce the rate or change the interest payment time of any Debenture; reduce the principal of or change the fixed maturity of any Debenture; make any Debenture payable in money other than that stated in the Debenture, i.e., U.S. dollars; make any change in the provisions concerning waiver of Defaults or Events of Default by holders of the Debentures or rights of holders to receive payment of principal or interest; or make any change that adversely affects conversion rights or adversely affects Debentureholders under the Indenture's and the Debenture's subordination provisions (Section 9.02).

TRANSFER AND EXCHANGE

         A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Debenture selected for redemption. Also, the Registrar is not required to transfer or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed (Section 2.06 and Paragraph
10).

         The registered holder of a Debenture may be treated as the owner of the Debenture for all purposes.

CONCERNING THE TRUSTEE

         The Trustee acts as Debenture Conversion Agent, Paying Agent and Registrar (Section 12.10).

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign (Article 7).

         The holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debentures, unless they shall have offered to the Trustee security and indemnity satisfactory to it (Section 7.01).

                           INCORPORATION BY REFERENCE


         PROVIDED HEREWITH, FOR THE PURPOSE OF PROVIDING DEBENTUREHOLDERS WITH SUBSTANTIALLY THE FINANCIAL INFORMATION THAT ITEM 13 OF SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT IDENTIFIES, ARE (1) THE COMPANY'S SCHEDULE 13E-4, AS AMENDED, INCLUDING THE OFFERING CIRCULAR THAT COMPRISES A PORTION THEREOF, AS FILED WITH THE COMMISSION ON NOVEMBER 8, 1996; (2) CERTAIN PORTIONS OF THE COMPANY'S ANNUAL REPORT ON FORM 10- K, AS FILED WITH THE COMMISSION ON AUGUST 29, 1996; FORM 10-K/A-1, AS FILED WITH THE COMMISSION ON SEPTEMBER 27, 1996; AND FORM 10-K/A-2, AS FILED WITH THE COMMISSION NOVEMBER 7, 1996, RELATED TO THE FISCAL YEAR ENDED MAY 31, 1996 (AS AMENDED, THE "1996 FORM 10-K"); (3) CERTAIN PORTIONS OF THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q, AS FILED WITH THE COMMISSION ON OCTOBER 15, 1996 (THE "AUGUST 31, 1996 FORM 10-Q"); (4) THE COMPANY'S CURRENT REPORTS ON FORM 8-K FILED JUNE 6, JULY 25, AUGUST 16,
OCTOBER 4, OCTOBER 23, AND NOVEMBER 4, 1996.  REGARDING THE COMPANY'S 1996
FORM 10-K AND AUGUST 31, 1996 FORM 10-Q, ONLY AUDITORS' REPORTS, FINANCIAL STATEMENTS AND THE NOTES THERETO, OTHER SELECTED FINANCIAL INFORMATION, THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, RISK FACTORS, AND LEGAL PROCEEDINGS ARE INCORPORATED HEREIN BY
THIS REFERENCE.


         A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS DEBENTURE CONSENT SOLICITATION STATEMENT BUT NOT DELIVERED TO DEBENTUREHOLDERS WILL BE PROVIDED WITHOUT CHARGE, TO EACH PERSON TO WHOM A DEBENTURE CONSENT SOLICITATION STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF SUCH PERSON, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. SUCH A REQUEST IS TO BE DIRECTED AS DESCRIBED UNDER THE HEADING "INFORMATION AND SOLICITATION." THIS INCLUDES INFORMATION SUBSEQUENTLY FILED, UP TO THE DATE OF RESPONDING TO THE REQUEST, AND EXHIBITS TO THE INFORMATION INCORPORATED BY REFERENCE THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS DEBENTURE CONSENT SOLICITATION STATEMENT INCORPORATES.

         MANAGEMENT REQUESTS A CONSENT FOR PROPOSALS NO. 1, 2, 3 AND 4.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ KERRI RUPPERT


                                  Kerri Ruppert
                                  Senior Vice President,
                                  Secretary/Treasurer and
                                  Chief Financial Officer

November 14, 1996

Corona del Mar, California




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
                            [FORM OF FRONT OF CARD]

                         COMPREHENSIVE CARE CORPORATION

                                    CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION (the "Company"). The Board of Directors of Comprehensive Care Corporation RECOMMENDS CONSENT on every proposal.

Debentureholders are urged to mark, sign, date and mail promptly this Consent Card in the envelope provided. Consents must be received at the address of the Trustee by 5:00 p.m. St. Paul , Minnesota time, on or before December 23, 1996, unless the deadline is extended without further notice. If not otherwise terminated, the Consent Solicitation Period terminates 60 days after the earliest-dated Consent.

THIS CONSENT CARD IS INTENDED TO OBTAIN CONSENT; AND THIS CARD SHALL BE DEEMED TO INDICATE A CONSENT TO EACH PROPOSAL IF NOT INDICATED TO THE CONTRARY AS TO EACH PROPOSAL.

EACH CONSENT MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please do not forget to sign and date this Consent Card.

Please return this Consent Card promptly, using the enclosed envelope. No postage is required if mailed in the United States of America.

                             [FORM OF BACK OF CARD]
PLEASE SIGN, DATE AND INDICATE APPROVAL BELOW.

PROPOSAL 1:                     / / APPROVE / / DISAPPROVE / / ABSTAIN
Proposal 1.      To consent to rescind the acceleration, and hereby to notify
                 First Trust of California, National Association, successor to
                 Bank of America National Trust and Savings Association (the
                 "Trustee"), pursuant to Section 6.02 of the Indenture dated
                 April 25, 1985 (the "Indenture") between the Company and the
                 Trustee, of a rescission of the acceleration of all principal and interest due under the Company's 7 1/2% Convertible
                 Subordinated Debentures Due April 15, 2010 (the "Debentures").

PROPOSAL 2:                     / / APPROVE / / DISAPPROVE / / ABSTAIN
Proposal 2.      To consent to waive, and hereby to waive and to notify the
                 Trustee of a waiver of, any other Events of Default and any other defaults (known or unknown) under the Debentures (other than any nonpayment of principal and interest due) that exist at the time, if any, when the Company's consummation of the Exchange and the rescission of the Acceleration results in termination of the Consent Solicitation Period.

PROPOSAL 3:                     / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 3.      To consent to instructions, and hereby to instruct the
                 Trustee, not to pursue during the Consent Solicitation Period any remedy under the Debentures or the Indenture upon anything less than future directions given by a majority in outstanding principal amount of Debentures during the Consent Solicitation
                 Period.

PROPOSAL 4:                     / / APPROVE / / DISAPPROVE / / ABSTAIN
Proposal 4.      To consent to the waiver of notice provisions required under the Indenture requiring notice from the Company with respect to the Company's cancellation of a sinking fund payment obligation and to waive any claim to receive the sinking fund installment payment that purportedly was due April 15, 1996.

SIGNATURE(S)

___________________________________________________
                 Signature

___________________________________________________
Signature (if held jointly)
Title or authority (if applicable)

Date: ____________________________, 1996

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMENDS A CONSENT TO "APPROVE" EACH OF PROPOSALS NO. 1, NO. 2, NO. 3 AND NO. 4 IN ORDER TO FACILITATE RESCISSION OF ACCELERATION OF THE DEBENTURES. THIS CONSENT CARD WILL BE COUNTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE DEEMED TO INDICATE CONSENT TO "APPROVE" EACH OF THE FOREGOING PROPOSALS.

                                 EXHIBIT INDEX


         Exhibit No.              Description
         -----------      ----------------------------------
         23.5             Consent of Ernst & Young LLP dated November 4, 1996.

         23.6             Consent of Arthur Andersen LLP dated November 7, 1996.

         99.11 Notices of Default to the Debentureholders from the Trustee dated November 22, 1994; February 13,
                          1995; May 23, 1995; November 24, 1995; June 10, 1996;
                          and November 18, 1996.*

         99.12            Form of Notice to Debentureholders of Interest
                          Payment Record Date.*

         99.13            News Release describing Debenture Exchange Offer.*

         99.15            Script for explanation of the Debenture Exchange
                          Offer.*

         99.18            Notice to Debentureholders of Conversion Price
                          Adjustment.*

         99.19            Indenture dated April 25, 1985 between the Issuer and
                          Bank of America National Trust and Savings
                          Association, is incorporated by reference to the referenced exhibit of Exhibit 4 to the Issuer's Form
                          S-3 Registration No. 2-97160 filed April 25, 1985 regarding an aggregate $46,000,000 original principal amount of the Debentures (incorporated herein by reference).*

         99.20            Letter Agreement dated March 3, 1995 between the
                          Company and Mr. Jay H. Lustig, individually and as representative of Participating Securityholders.

         99.21 Letter dated March 21, 1996 from Mr. Jay H. Lustig to Mr. Marvin Feigenbaum, a director of the Company.*

         99.22            Letter dated March 1, 1996 from the Trustee to the
                          Company.*

         99.23 Letters dated March 27, 1996 from the Company to the Trustee.*

         99.24 No-Action Letters regarding the Section 3(a)(9) exemption under the Securities Act of 1933 for an exchange of securities as filed as Exhibit 99.24 with Amendment No. 4 of the Preliminary Schedule 14A, filed with the Commission on October 7, 1996, and incorporated herein by this reference (the
                          "Preliminary Consent Solicitation Statement").

         99.25            Mutual Fund's Firm Commitment dated August 8,
                          1996 (incorporated by reference to the referenced
                          Exhibit as filed with the Preliminary Consent
                          Solicitation Statement).

         99.26 The Company's Schedule 13E-4, as amended, originally filed with the Securities and Exchange
                          Commission on September 14, 1995 (the "Exchange
                          Offer Statement"), (File No. 5-14982), as amended through Amendment No. 6 filed with the Commission on November 18, 1996, incorporated herein by reference.*

*  Indicates Exhibits attached hereto.







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